Filed Pursuant to Rule 424(b)(2)

Registration No. 333-214864

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
2.700% Senior Notes due 2024	$575,000,000	99.954%	$574,735,500	$69,657.95
3.250% Senior Notes due 2029	$1,000,000,000	99.687%	$996,870,000	$120,820.65
4.000% Senior Notes due 2049	$800,000,000	98.504%	$788,032,000	$95,509.48

(1)	Calculated in accordance with Rule 457(r) and Rule 457(o) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 1, 2016)

$2,375,000,000

Parker-Hannifin Corporation

$575,000,000 2.700% Senior Notes due 2024

$1,000,000,000 3.250% Senior Notes due 2029

$800,000,000 4.000% Senior Notes due 2049

Parker-Hannifin Corporation (“Parker,” the “Company,” “we,” “us” or “our”), is offering $575,000,000 aggregate principal amount of 2.700% senior notes due 2024 (the “2024 notes”), $1,000,000,000 aggregate principal amount of 3.250% senior notes due 2029 (the “2029 notes”) and $800,000,000 aggregate principal amount of 4.000% senior notes due 2049 (the “2049 notes” and, together with the 2024 notes and the 2029 notes, the “notes”).

We expect to receive net proceeds, after deducting underwriters’ discounts and commissions but before deducting other offering expenses, of approximately $2,342,687,500 from this offering. We intend to use these net proceeds, together with (i) borrowings under our existing term loan agreement and (ii) borrowings under our existing revolving credit facility and/or commercial paper program, to finance our proposed acquisition of Lord Corporation (“LORD”). There can be no assurance that the required governmental consents and approvals for our proposed acquisition of LORD will be obtained or that the required closing conditions for our proposed acquisition of LORD will be satisfied by any particular time or at all.

The 2024 notes and the 2049 notes (together the “SMR notes”) will be subject to a special mandatory redemption at a price equal to 101% of the aggregate principal amount of such SMR notes, plus accrued and unpaid interest on the SMR notes to, but not including, the special mandatory redemption date. See “Description of the Notes—Special Mandatory Redemption.” If we do not consummate our proposed acquisition of LORD on or prior to April 27, 2020 or, if prior to such date, we notify the trustee under the indenture in writing that the merger agreement among us and LORD is terminated, we intend to use the net proceeds from the SMR notes to pay part of the redemption price in connection with the special mandatory redemption of the SMR notes, and the net proceeds from the 2029 notes for general corporate purposes.

The 2024 notes will bear interest at a rate of 2.700% per annum and mature on June 14, 2024. The 2029 notes will bear interest at a rate of 3.250% per annum and mature on June 14, 2029. The 2049 notes will bear interest at a rate of 4.000% per annum and mature on June 14, 2049. We will pay interest on the notes semi-annually, in cash in arrears, on June 14 and December 14 of each year, commencing on December 14, 2019. Interest will accrue on the notes from and including June 14, 2019.

We have the option to redeem some or all of the notes at any time and from time to time, as described under the heading “Description of the Notes—Optional Redemption.” If a change of control triggering event occurs, we will be required to offer to purchase the notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase. See “Description of the Notes—Change of Control Offer.”

The notes will be our general unsecured senior obligations. The notes will rank equally in right of payment to all of our existing and future senior unsecured debt, and senior in right of payment to all of our existing and future subordinated debt. The notes will be effectively subordinated to any of our existing and future secured debt to the extent of the value of the assets securing such debt.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-6 for a discussion of certain risks that should be considered in connection with an investment in the notes, as well as “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2018 and our other filings with the Securities and Exchange Commission (the “SEC”) that are incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)	Underwriting Discount	Proceeds to Parker (before expenses)
Per 2024 Note	99.954%	0.600%	99.354%
Total	$574,735,500	$3,450,000	$571,285,500
Per 2029 Note	99.687%	0.650%	99.037%
Total	$996,870,000	$6,500,000	$990,370,000
Per 2049 Note	98.504%	0.875%	97.629%
Total	$788,032,000	$7,000,000	$781,032,000

(1)	Plus accrued interest, if any, from June 14, 2019, if settlement occurs after that date.

The notes will not be listed on any securities exchange. Currently, there is no public trading market for the notes.

The underwriters expect to deliver the notes to investors in book-entry form on or about June 14, 2019 through the facilities of The Depository Trust Company (“DTC”) and its direct and indirect participants.

Joint Book-Running Managers

Barclays (All Notes)	J.P. Morgan (All Notes)

HSBC (2049 Notes)	TD Securities (2029 Notes)	Wells Fargo Securities (2024 Notes)

Co-Managers*

HSBC	TD Securities	Wells Fargo Securities
Citigroup	KeyBanc Capital Markets	Mizuho Securities
PNC Capital Markets LLC	COMMERZBANK	Loop Capital Markets
MUFG	Lloyds Securities	UniCredit Capital Markets
*	Underwriters that are listed above as Joint Book-Running Managers for a particular series of notes are not also Co-Managers for that series.

The date of this prospectus supplement is June 5, 2019.

Prospectus Supplement

Prospectus

We have not, and the underwriters have not, authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. We do not take responsibility for any information or representation not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or applicable free writing prospectus. This prospectus supplement, the accompanying prospectus and any applicable free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor do this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated herein and therein by reference, and any applicable free writing prospectus is correct on any date after their respective dates, even though this prospectus supplement, the accompanying prospectus or an applicable free writing

S-i

prospectus is delivered or securities are sold on a later date. Our business, financial condition and results of operations may have changed since those dates.

Except as otherwise indicated or the context otherwise requires, references in this prospectus supplement to “Parker,” the “Company,” “we,” “us” or “our” are to Parker-Hannifin Corporation and its subsidiaries.

This document consists of two parts. The first part is the prospectus supplement, which describes the specific details regarding this offering and the notes offered hereby. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read this prospectus supplement and the accompanying prospectus, together with additional information incorporated by reference herein as described under “Where You Can Find More Information” and “Information We Incorporate By Reference” in this prospectus supplement. Generally, the term “prospectus” refers to the prospectus supplement and the accompanying prospectus together.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information contained in this prospectus supplement shall control. If any statement in this prospectus supplement conflicts with any statement in a document that has been incorporated herein by reference, then you should consider only the statement in the more recent document. You should not assume that the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate as of any date other than their respective dates.

References in this prospectus supplement to “U.S. dollars,” “U.S. $,” “dollar” or “$” are to the currency of the United States of America.

We expect to deliver the notes on or about June 14, 2019, which will be the seventh business day after the date of this prospectus supplement (such settlement cycle being herein referred to as “T+7”). Pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the delivery date may be required to specify an alternate settlement cycle at the time of trade to prevent a failed settlement. Investors who wish to trade the notes prior to the delivery date should consult their own advisors.

We disclaim any responsibility to advise prospective purchasers regarding any matters that may affect the purchase or holding of, or receipt of payments on, the notes. You should consult your own legal, tax and business advisors regarding an investment in the notes.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

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DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated or deemed to be incorporated by reference herein or therein contain or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. We have based these forward-looking statements on our current expectations about future events. These statements may be identified from the use of forward-looking terminology such as “anticipates,” “believes,” “may,” “should,” “could,” “potential,” “continues,” “plans,” “forecasts,” “estimates,” “projects,” “predicts,” “would,” “intends,” “anticipates,” “expects,” “targets,” “is likely,” “will,” or the negative of these terms and similar expressions, and include all statements regarding future performance, earnings projections, events or developments. Parker cautions readers not to place undue reliance on these statements. It is possible that the future performance and earnings projections of the Company, including its individual segments and businesses that have been or will be acquired, may differ materially from current expectations, depending on economic conditions within its mobile, industrial and aerospace markets, and the Company’s ability to maintain and achieve anticipated benefits associated with announced realignment activities, strategic initiatives to improve operating margins, actions taken to combat the effects of the current economic environment, and growth, innovation and global diversification initiatives. Additionally, the actual impact of the U.S. Tax Cuts and Jobs Act on future performance and earnings projections may change based on subsequent judicial or regulatory interpretations of the Act that impact the Company’s tax calculations. A change in the economic conditions in individual markets may have a particularly volatile effect on segment performance.

The risks and uncertainties in connection with forward-looking statements related to the proposed transaction between LORD and the Company include, but are not limited to, the occurrence of any event, change or other circumstances that could delay the closing of the proposed transaction; the possibility of non-consummation of the proposed transaction and termination of the merger agreement; the failure to satisfy any of the conditions to the proposed transaction set forth in the merger agreement; the possibility that a governmental entity may prohibit the consummation of the proposed transaction or may delay or refuse to grant a necessary regulatory approval in connection with the proposed transaction or that in order for the parties to obtain any such regulatory approvals, conditions are imposed that adversely affect the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction; adverse effects on Parker’s common stock, the notes or other securities because of the failure to complete the proposed transaction; Parker’s business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, business partners or governmental entities; the possibility that the expected synergies and value creation from the proposed transaction will not be realized or will not be realized within the expected time period; the parties being unable to successfully implement integration strategies; and significant transaction costs related to the proposed transaction.

Among other factors which may affect future performance are:

•	changes in business relationships with and purchases by or from major customers, suppliers or distributors, including delays or cancellations in shipments;

•	disputes regarding contract terms or significant changes in financial condition, changes in contract cost and revenue estimates for new development programs and changes in product mix;

•	ability to identify acceptable strategic acquisition targets;

•	uncertainties surrounding timing, successful completion or integration of acquisitions and similar transactions, including the proposed acquisition of LORD and the integration of CLARCOR, Inc.;

•	the ability to successfully divest businesses planned for divestiture and realize the anticipated benefits of such divestitures;

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•

the determination to undertake business realignment activities and the expected costs thereof and, if undertaken, the ability to complete such activities and realize the anticipated cost savings from such activities;

•	ability to implement successfully capital allocation initiatives, including timing, price and execution of share repurchases;

•	availability, limitations or cost increases of raw materials, component products and/or commodities that cannot be recovered in product pricing;

•	ability to manage costs related to insurance and employee retirement and health care benefits;

•	compliance costs associated with environmental laws and regulations;

•	potential labor disruptions;

•	threats associated with and efforts to combat terrorism and cyber-security risks;

•	uncertainties surrounding the ultimate resolution of outstanding legal proceedings, including the outcome of any appeals;

•	global competitive market conditions, including global reactions to U.S. trade policies, and resulting effects on sales and pricing; and

•

global economic factors, including manufacturing activity, air travel trends, currency exchange rates, difficulties entering new markets and general economic conditions such as inflation, deflation, interest rates and credit availability.

These factors and the other risk factors described in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, are not necessarily all of the important factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us. You should carefully read the section entitled “Risk Factors” in this prospectus supplement as well as such section included in our most recent Annual Report on Form 10-K, which is incorporated into this prospectus supplement by reference and may be updated and modified periodically in our reports filed with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Information By Reference” for more information on these reports. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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SUMMARY

This summary highlights certain information about our business and this offering. This is a summary of information contained elsewhere in this prospectus supplement, the accompanying prospectus or incorporated by reference herein or therein and does not contain all of the information that you should consider before investing in the notes. For a more complete understanding of the Company and this offering, you should read this entire prospectus supplement, including the section entitled “Risk Factors,” the accompanying prospectus and all documents incorporated by reference herein and therein.

Our Company

General

We are a leading worldwide diversified manufacturer of motion and control technologies and systems, providing precision engineered solutions for a wide variety of mobile, industrial and aerospace markets. We have two reporting segments: Diversified Industrial and Aerospace Systems. During the year ended June 30, 2018 (“fiscal 2018”), our technologies and systems were used in the products of these two reporting segments. For fiscal 2018, total net sales were $14.3 billion. Diversified Industrial Segment products accounted for 84% and Aerospace Systems Segment products accounted for 16% of those net sales.

Markets

Our manufacturing, service, sales, distribution and administrative facilities are located in 39 states within the United States and in 49 other countries. Our products are sold as original and replacement equipment through sales and distribution centers worldwide. We market our products through direct-sales employees, independent distributors and sales representatives. Our products are supplied to approximately 455,000 customers in virtually every significant manufacturing, transportation and processing industry.

Business Strategy

In the Diversified Industrial Segment, we compete on the basis of product quality and innovation, customer service, manufacturing and distribution capability, and price competitiveness. We believe that we are one of the market leaders in most of the major markets for our most significant Diversified Industrial Segment products. We have comprehensive motion and control packages for the broadest systems capabilities.

In the Aerospace Systems Segment, we have developed alliances with key customers based on our advanced technological and engineering capabilities, superior performance in quality, delivery, and service, and price competitiveness, which has enabled us to obtain significant original equipment business on new aircraft programs for our systems and components and to thereby obtain the follow-on repair and replacement business for these programs. Further, the Aerospace Systems Segment is able to utilize low-cost manufacturing techniques for similar products in the Diversified Industrial Segment to achieve a lower cost producer status.

We continually research the feasibility of new products and services through our development laboratories and testing facilities in many of our worldwide manufacturing locations. Our research and product development staff includes chemists, physicists, and mechanical, chemical and electrical engineers.

Total research and development costs relating to the development of new products and services and the improvement of existing products and services amounted to $327.9 million in fiscal 2018, $336.7 million in fiscal 2017 and $359.8 million in fiscal 2016. These amounts include costs incurred by us related to independent research and development initiatives as well as costs incurred in connection with research and development contracts. Costs incurred in connection with research and development contracts and included in the total research and development costs reported above for fiscal 2018, 2017 and 2016 were $40.8 million, $65.3 million and $58.0 million, respectively.

Recent Developments

Proposed Acquisition of LORD

On April 26, 2019, we entered into an Agreement and Plan of Merger (the “Merger Agreement”), among Parker, Erie Merger Sub, Inc., a wholly owned subsidiary of Parker (“Merger Sub”), LORD and Shareholder Representative Services LLC, as shareholders’ representative, pursuant to which, among other things and subject to the satisfaction or waiver of specified conditions, Merger Sub will merge with and into LORD (the “Merger”). As a result of the Merger, Merger Sub will cease to exist, and LORD will survive as our wholly owned subsidiary.

Pursuant to the Merger Agreement, we will pay a purchase price of $3.675 billion in cash, on a cash-free, debt-free basis, subject to customary post-closing adjustments. Any third party indebtedness of LORD and its subsidiaries is expected to be repaid or otherwise discharged on or promptly following the consummation of the Merger.

The completion of the proposed acquisition of LORD is subject to customary conditions, including, without limitation:

•	the absence of any order, law or other legal restraint or prohibition preventing or prohibiting completion of the Merger;

•	the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

•	the receipt of certain other antitrust approvals;

•	subject to certain qualifications, the accuracy of representations and warranties of Parker, Merger Sub and LORD; and

•	the performance of or compliance with the covenants and agreements made by Parker, Merger Sub and LORD, respectively.

There can be no assurance that any other closing conditions will be satisfied.

LORD, headquartered in Cary, North Carolina, is a privately-held company that offers a broad array of advanced adhesives, coatings and specialty materials as well as vibration and motion control technologies. LORD’s products are used in mission-critical applications in the aerospace, automotive and industrial markets.

Corporate Information

Parker-Hannifin Corporation is an Ohio corporation. Our principal executive offices are located at 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, telephone (216) 896-3000. Our website address is www.phstock.com. Information on or accessible through our website is not part of, or incorporated by reference into, this prospectus supplement, other than documents filed with the SEC that we incorporate by reference.

The Offering

The following description of certain provisions of the notes offered hereby is not complete, does not contain all the information that may be important to you and is subject to, and qualified in its entirety by reference to, the information appearing in this prospectus supplement under the caption “Description of the Notes” and in the accompanying prospectus under “Description of Debt Securities.”

Issuer	Parker-Hannifin Corporation.

Notes Offered	$575,000,000 aggregate principal amount of 2.700% notes due 2024.

$1,000,000,000 aggregate principal amount of 3.250% notes due 2029.

$800,000,000 aggregate principal amount of 4.000% notes due 2049.

Maturity Date	The 2024 notes will mature on June 14, 2024.

The 2029 notes will mature on June 14, 2029.

The 2049 notes will mature on June 14, 2049.

Interest	Interest on the 2024 notes will accrue at a rate equal to 2.700% per annum from June 14, 2019.

Interest on the 2029 notes will accrue at a rate equal to 3.250% per annum from June 14, 2019.

Interest on the 2049 notes will accrue at a rate equal to 4.000% per annum from June 14, 2019.

Interest Payment Dates	The notes will pay interest semi-annually, in cash in arrears, on June 14 and December 14 of each year, commencing on December 14, 2019.

Special Mandatory Redemption	If we do not consummate our proposed acquisition of LORD on or prior to April 27, 2020 or, if prior to such date, we notify the trustee under the indenture in writing that the Merger Agreement is terminated, the SMR notes will be subject to a special mandatory redemption at a price equal to 101% of the aggregate principal amount of such SMR notes, plus accrued and unpaid interest on the SMR notes to, but not including, the special mandatory redemption date. See “Description of the Notes—Special Mandatory Redemption.”

Ranking

The notes will be our general unsecured senior obligations. The notes will rank equally in right of payment to all of our existing and future senior unsecured debt, and senior in right of payment to all of our existing and future subordinated debt. The notes will be effectively subordinated to any of our existing and future secured debt to the extent of the value of the assets securing such debt. After giving effect to this offering and borrowings under our existing term loan agreement and existing revolving credit facility and/or commercial paper program expected in connection with our proposed acquisition of LORD, at March 31, 2019, the Company would have had approximately $9.015 billion in aggregate principal amount of outstanding indebtedness (excluding intercompany debt and before deducting financing costs), all of which would have been senior debt and none of which would have ranked effectively senior to the notes.

Optional Redemption	We may redeem the notes of any or all series, in whole or in part, at any time and from time to time at the applicable redemption prices described in this prospectus supplement under the caption “Description of the Notes—Optional Redemption.”

Change of Control	If we experience certain kinds of changes of control, we will be required to offer to purchase the notes at 101% of their principal amount, plus accrued and unpaid interest. For more details, see “Description of the Notes—Repurchase upon a Change of Control.”

Absence of an Established Market for the Notes	The notes will be new series of securities for which there is currently no market. Although certain of the underwriters have informed us that they intend to make a market in each series of the notes, such underwriters are not obligated to do so, and may discontinue market-making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for any series of the notes will develop or be maintained.

Use of Proceeds	We intend to use the net proceeds from this offering, together with (i) borrowings under our existing term loan agreement and (ii) borrowings under our existing revolving credit facility and/or commercial paper program, to finance our proposed acquisition of LORD.

If we do not consummate our proposed acquisition of LORD on or prior to April 27, 2020 or, if prior to such date, we notify the trustee under the indenture in writing that the Merger Agreement is terminated, we intend to use the net proceeds from the SMR notes to pay part of the redemption price in connection with the special mandatory redemption of the SMR notes, and the net proceeds from the 2029 notes for general corporate purposes. See “Use of Proceeds.”

Trustee	Wells Fargo Bank, National Association.

Risk Factors	An investment in the notes involves risk. You should consider carefully the specific factors set forth under the caption “Risk Factors” in this prospectus supplement and “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2018 and the other filings with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus.

Summary Historical Consolidated Financial and Other Data

We derived the following summary historical consolidated financial and other data as of and for each of the years ended June 30, 2018, 2017 and 2016 from our audited consolidated financial statements and related notes, and as of and for each of the nine months ended March 31, 2019 and 2018 from our unaudited condensed consolidated financial statements and related notes, each of which is incorporated by reference in this prospectus supplement (with the exception of our audited balance sheets as of June 30, 2016). We have derived the following summary historical consolidated financial and other data for the twelve months ended March 31, 2019 by adding the applicable line item from our audited consolidated financial statements for the year ended June 30, 2018 to the corresponding line item from our unaudited condensed consolidated financial statements for the nine months ended March 31, 2019 and subtracting the corresponding line item from our unaudited condensed consolidated financial statements for the nine months ended March 31, 2018. You should not consider our results for the nine or twelve-month periods, or our financial condition as of any such dates, to be indicative of our results or financial condition to be expected for or as of any other interim period or any full fiscal year period. The summary historical consolidated financial and other data presented below does not contain all of the information you should consider before deciding whether or not to invest in the notes, and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2018 and our Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2018, December 31, 2018 and March 31, 2019 and our consolidated financial statements, and notes thereto, incorporated by reference in this prospectus supplement.

	As of and for the Fiscal Year Ended June 30,			As of and for the Nine Months Ended March 31, (unaudited)		For the Twelve Months Ended March 31, (unaudited)
	2018	2017	2016	2019	2018	2019
		(Amounts in thousands, except per share information)
Net sales	$14,302,392	$12,029,312	$11,360,753	$10,638,857	$10,484,915	$14,456,334
Net income attributable to common shareholders	1,060,801	983,412	806,840	1,098,696	707,545	1,451,952
Basic earnings per share	7.98	7.37	5.96	8.42	5.32
Diluted earnings per share	7.83	7.25	5.89	8.29	5.22
Cash dividends per share	2.74	2.58	2.52	2.28	1.98
Capital expenditures	247,667	203,748	149,407	145,071	194,307	198,431
Total assets	15,320,087	15,489,904	12,034,142	15,477,935	16,237,484
Long–term debt	4,318,559	4,861,895	2,652,457	4,284,235	4,818,570

RISK FACTORS

You should carefully consider the following risks, along with all of the risks and other information provided or referred to in this prospectus supplement and the documents incorporated by reference herein, including, our Annual Report on Form 10-K for the year ended June 30, 2018 and our Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2018, December 31, 2018 and March 31, 2019, before making an investment decision. These risks are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also harm our business operations, financial condition and results of operations. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of the notes could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors, including the occurrence of one or more of the factors described in the following risk factors.

Risks Related to this Offering and the Notes

The notes are effectively subordinated to any secured debt and any liabilities of our subsidiaries.

The notes will rank senior in right of payment to existing and future indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to our existing and future indebtedness that is not so subordinated; junior in right of payment to any future secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness and other liabilities of our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, any assets that secure our debt will be available to pay obligations on the notes only after any secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. The indenture governing the notes does not prohibit us or our subsidiaries from incurring additional unsecured indebtedness. The terms of the indenture limit our ability to incur additional secured debt without also securing the notes and limit our ability to enter into sale and leaseback transactions. However, these limitations are subject to numerous exceptions. See “Description of the Notes—Certain Covenants.”

As of March 31, 2019, we had $5.3 billion of outstanding indebtedness (at face value) on a consolidated basis, none of which was indebtedness of our subsidiaries. After giving effect to this offering and borrowings under our existing term loan agreement and existing revolving credit facility and/or commercial paper program expected in connection with our proposed acquisition of LORD, at March 31, 2019, the Company would have had approximately $9.015 billion in aggregate principal amount of outstanding indebtedness (excluding intercompany debt and before deducting financing costs), all of which would have been senior debt and none of which would have ranked effectively senior to the notes.

The notes are our obligations only, and a substantial portion of our operations are conducted through, and a substantial portion of our consolidated assets are held by, our subsidiaries.

The notes are our obligations exclusively and are not guaranteed by any of our subsidiaries. A substantial portion of our consolidated assets are held by our subsidiaries. Accordingly, our ability to service our debt, including the notes, depends partially on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our debt.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

The notes do not restrict our ability to incur additional unsecured debt or prohibit us from taking other actions that could negatively impact holders of the notes.

We are not restricted under the terms of the indenture governing the notes or the notes from incurring additional unsecured indebtedness. The terms of the indenture limit our ability to incur additional secured debt without also securing the notes and limit our ability to enter into sale and leaseback transactions. However, these limitations are subject to numerous exceptions. See “Description of the Notes—Certain Covenants.” In addition, the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt, secure existing or future debt or take a number of other actions that are not limited by the terms of the indenture and the notes, including repurchasing subordinated indebtedness or common stock or to transfer assets, could have the effect of diminishing our ability to make payments on the notes when due, causing a loss of some or all of the trading value of your notes, and increasing the risk that the credit rating of the notes is lowered or withdrawn.

We may not have sufficient cash to repurchase the notes upon the occurrence of a change of control triggering event.

As described under “Description of the Notes—Repurchase Upon a Change of Control,” we will generally be required to offer to repurchase all of the notes if we experience certain kinds of changes of control. We may not, however, have sufficient cash at that time or have the ability to arrange necessary financing on acceptable terms to repurchase the notes under such circumstances. If we are unable to repurchase the notes as required upon the occurrence of a change of control triggering event, it would result in an event of default under the indenture. A default under the indenture could also lead to a default and/or acceleration under the agreements governing our existing or future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes.

We cannot be sure that a market for the notes will develop or continue.

We cannot assure you as to:

•	the liquidity of any trading market for any series of the notes;

•	your ability to sell your notes; or

•	the price at which you may be able to sell your notes.

The notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors, including general economic conditions, our financial condition, performance and prospects and prospects for companies in our industry generally. In addition, the liquidity of any trading market in any series of the notes and the market prices quoted for the notes may be adversely affected by changes in the overall market for investment-grade securities.

Certain of the underwriters have advised us that they presently intend to make a market in each series of the notes as permitted by applicable law. They are not obligated, however, to make a market in the notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters. As a result, you cannot be sure that an active trading market will develop or be sustained for the notes. The lack of any such trading market may adversely affect the trading prices of the notes.

Ratings of the notes may not reflect all risks of an investment in the notes.

Each series of notes will be rated by at least one nationally recognized statistical rating organization. The ratings of the notes will primarily reflect our financial strength and will change in accordance with the rating of our financial strength. Any rating is not a recommendation to purchase, sell or hold any particular security, including the notes. These ratings do not comment as to market price or suitability for a particular investor. In addition, ratings at any time may be lowered or withdrawn in their entirety, including in connection with our proposed acquisition of LORD. The ratings of the notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading values of, your notes.

An increase in market interest rates could result in a decrease in the value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase notes and market interest rates increase, the market values of your notes may decline. We cannot predict the future level of market interest rates.

If you are able to resell your notes, many factors may affect the price you receive, which may be lower than you believe to be appropriate.

If you are able to resell your notes, the price you receive will depend on many factors that may vary over time, including:

•	our financial performance;

•	the amount of indebtedness we have outstanding;

•	the market for similar securities;

•	market interest rates;

•	the liquidity of the market in which the notes trade;

•	the redemption and repayment features of the notes to be sold; and

•	the time remaining to maturity of your notes.

As a result of these factors, you may only be able to sell your notes at prices below those you believe to be appropriate, including prices below the price you paid for them.

Redemption may adversely affect your return on the notes.

We have the right to redeem some or all of the notes prior to maturity. We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of any series of the notes.

Holders of notes may not be able to determine when a change of control giving rise to their right to have notes repurchased by us has occurred following a sale of “substantially all” of our assets.

A “Change of Control Triggering Event” may require us to make an offer to repurchase all outstanding notes. The definition of “Change of Control” (and the merger and consolidation covenant) includes a phrase relating to the sale of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all of our assets to another individual, group or entity may be uncertain.

Under certain conditions, we will be required to redeem the SMR notes. If we are required to redeem the SMR notes, you may not obtain your expected return on the SMR notes.

If we do not consummate our proposed acquisition of LORD on or prior to April 27, 2020 or, if prior to such date, we notify the trustee under the indenture in writing that the Merger Agreement is terminated, the SMR notes will be subject to a special mandatory redemption at a price equal to 101% of the aggregate principal amount of such SMR notes, plus accrued and unpaid interest on the SMR notes to, but not including, the special mandatory redemption date. If your SMR notes are redeemed, you may not obtain your total expected return on the SMR notes and may not be able to reinvest the proceeds from a special mandatory redemption in an investment that results in a comparable return. Your decision to invest in the SMR notes is made at the time of the offering of the SMR notes. Changes in our business or financial condition between the closing of this offering and the closing of the acquisition will have no effect on your rights as a purchaser of the SMR notes.

This offering is not contingent upon our proposed acquisition of LORD. If we do not consummate our proposed acquisition of LORD on or prior to April 27, 2020 or, if prior to such date, we notify the trustee under the indenture in writing that the Merger Agreement is terminated, we will be required to redeem all of the outstanding SMR notes, and we may not have the financial resources necessary to effect such redemption.

This offering is not contingent upon our proposed acquisition of LORD. The completion of the proposed acquisition of LORD is subject to customary conditions, including, without limitation, the absence of any order, law or other legal restraint or prohibition preventing or prohibiting completion of the Merger; the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; the receipt of certain other antitrust approvals; subject to certain qualifications, the accuracy of representations and warranties of Parker, Merger Sub and LORD; and the performance of or compliance with the covenants and agreements made by Parker, Merger Sub and LORD, respectively.

If we do not consummate our proposed acquisition of LORD on or prior to April 27, 2020 or, if prior to such date, we notify the trustee under the indenture in writing that the Merger Agreement is terminated, we will be required to redeem all of the outstanding SMR notes, at a redemption price equal to 101% of the aggregate principal amount of such SMR notes, plus accrued and unpaid interest on the SMR notes to, but not including, the special mandatory redemption date. See “Description of the Notes—Special Mandatory Redemption.”

We will not be required to deposit the proceeds from the issuance of the SMR notes into an escrow account pending completion of the proposed acquisition of LORD, nor will we be required to grant any security interest in or other lien on those proceeds to secure any mandatory redemption of the SMR notes. If we are required to redeem all of the outstanding SMR notes, our ability to pay the redemption price may be limited by our financial resources at the time and the terms of our debt instruments and other instruments and agreements, and it is possible that we will not have sufficient financial resources available to satisfy our obligations to redeem any or all of the SMR notes.

Any failure to pay the special mandatory redemption price of the SMR notes when due would constitute an event of default with respect to such SMR notes pursuant to the indenture under which the SMR notes are issued and could have a material adverse effect on our business, results of operations and financial condition and the market prices of our securities, including the notes offered hereby.

The parties to the Merger Agreement may agree to modify or waive the terms or conditions of the Merger Agreement without the consent of the holders of the notes.

Prior to the consummation of our proposed acquisition of LORD, the parties to the Merger Agreement may agree to amendments or waivers of the terms thereof without the consent of the holders of the notes, including in a manner that is adverse to the interests of holders of notes.

Risks Relating to our Proposed Acquisition of LORD

Uncertainties associated with our proposed acquisition of LORD may cause a loss of management personnel and other key employees, which could adversely affect our future business, operations and financial results following our proposed acquisition of LORD.

Whether or not our proposed acquisition of LORD is completed, the announcement and pendency of our proposed acquisition of LORD could disrupt our and LORD’s businesses. We are dependent on the experience and industry knowledge of senior management and other key employees to execute our business plans, and the unanticipated departure of any key member of our management team or employee base could have an adverse effect on our business. Our success after our proposed acquisition of LORD will depend in part upon our and LORD’s ability to retain key management personnel and other key employees. Our and LORD’s current and prospective employees may experience uncertainty about their roles within our company following our proposed acquisition of LORD, which may have an adverse effect on the ability of each of us to attract or retain key management and other key personnel.

Accordingly, no assurance can be given that we will be able to attract or retain our and LORD’s key management personnel and other key employees to the same extent that our companies have previously been able to attract or retain such employees. In addition, because of the specialized and technical nature of our business, our future performance is dependent on the continued service of, and on our ability to attract and retain, qualified management, scientific, technical, marketing and support personnel. Competition for such personnel is intense, and we may be unable to continue to attract or retain such personnel.

Although we expect to realize certain benefits as a result of our proposed acquisition of LORD, there is the possibility that following our proposed acquisition of LORD we may be unable to successfully integrate our and LORD’s businesses in order to realize the anticipated benefits of the acquisition or do so within the intended timeframe.

We will be required to devote significant management attention and resources to integrating the business practices and operations of LORD with our business. Due to legal restrictions, we and LORD have been able to conduct limited planning regarding the integration of LORD into our business after completion of our proposed acquisition of LORD and have not yet determined the exact nature of how the businesses and operations of LORD will be run following our proposed acquisition of LORD. While we expect the acquisition to result in a significant amount of synergies and other financial and operational benefits, we may be unable to realize these synergies or other benefits in the timeframe that we expect or at all. We continue to assess synergies that we may realize as a combined company, the realization of which will depend on a number of factors.

The success of the proposed acquisition, including anticipated synergies, benefits and cost savings, will depend, in part, on our ability to successfully combine and integrate our current operations with LORD’s business. If we experience difficulties with the integration process or other unforeseen costs, the anticipated benefits and cost savings of the proposed acquisition may not be realized fully or at all, or may take longer to realize than expected. The integration planning and implementation process will result in significant costs and divert management attention and resources. These integration matters could have an adverse effect on our combined company for an undetermined period after completion of the proposed acquisition. In addition, the actual cost savings of the proposed acquisition could be less than anticipated, or otherwise offset by other factors.

Additional difficulties we may encounter as part of the integration process include the following:

•

the consequences of a change in tax treatment, including the costs of integration and compliance and the possibility that the full benefits anticipated to result from our proposed acquisition of LORD will not be realized;

•	any delay in the integration of management teams, strategies, operations, products and services;

•	diversion of the attention of each company’s management as a result of our proposed acquisition of LORD;

•	differences in business backgrounds, corporate cultures and management philosophies that may delay successful integration;

•	the ability to retain key employees;

•	the ability to create and enforce uniform standards, controls, procedures, policies and information systems;

•

the challenge of integrating complex systems, technology, networks and other assets of LORD into those of ours in a seamless manner that minimizes any adverse impact on customers, suppliers, employees and other constituencies;

•	potential unknown liabilities and unforeseen increased expenses or delays associated with the acquisition, including costs to integrate LORD beyond current estimates; and

•	the disruption of, or the loss of momentum in, each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies.

Any of these factors could adversely affect each company’s ability to maintain relationships with customers, suppliers, employees and other constituencies or our ability to achieve the anticipated benefits of the acquisition or could reduce each company’s earnings or otherwise adversely affect our business and financial results after the acquisition. These risks are not limited to our proposed acquisition of LORD and could also apply to our future acquisitions.

The actual financial performance of the combined company could differ materially from our forecasts.

Our forecasted financial results, including those incorporated by reference herein, and including after giving effect to the acquisition of LORD, and forecasted results of LORD, are forward-looking statements that represent our management’s estimates and are based upon a number of assumptions that are inherently uncertain and subject to numerous business, economic, competitive, financial and regulatory risks, including the risks described under “Risk Factors” and “Disclosure About Forward-Looking Statements” in this prospectus supplement. Many of these risks and uncertainties are beyond our control. If any of these risks and uncertainties actually occur or the assumptions underlying our forecasts are incorrect, our actual financial results, including components thereof such as cost synergies, may be materially and adversely different from our forecasts. In addition, investors should recognize that the reliability of any forecast diminishes the farther in the future that the data is forecast, and it is thus increasingly likely that our actual results will differ materially from our forecasts. In light of the foregoing, investors are urged to put our forecasts in context and not to rely upon them.

Our results after our proposed acquisition of LORD may suffer if we do not effectively manage our expanded operations following the acquisition.

Following our proposed acquisition of LORD, the size and complexity of our business will increase significantly beyond the current size of either our or LORD’s existing business. Our future success depends, in part, upon our ability to manage this expanded business, which will pose substantial challenges for management, including challenges related to the management and monitoring of new global operations and new types of manufacturing processes and products and associated increased costs and complexity. There can be no assurances that we will be successful after completion of the acquisition or that we will realize the expected benefits currently anticipated from our proposed acquisition of LORD.

USE OF PROCEEDS

We expect to receive net proceeds, after deducting the underwriting discounts but before deducting other offering expenses, of approximately $2,342,687,500 from this offering. We intend to use these net proceeds, together with (i) borrowings under our existing term loan agreement and (ii) borrowings under our existing revolving credit facility and/or commercial paper program, to finance our proposed acquisition of LORD. There can be no assurance that the required governmental consents and approvals for the proposed acquisition of LORD will be obtained or that the required closing conditions for our proposed acquisition of LORD will be satisfied by any particular time or at all. See “Summary.”

If we do not consummate our proposed acquisition of LORD on or prior to April 27, 2020 or, if prior to such date, we notify the trustee under the indenture in writing that the Merger Agreement is terminated, we intend to use the net proceeds from the SMR notes to pay part of the redemption price in connection with the special mandatory redemption of the SMR notes, and the net proceeds from the 2029 notes for general corporate purposes. See “Description of the Notes—Special Mandatory Redemption.”

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of March 31, 2019 on an actual basis and on an as adjusted basis to give effect to (i) the completion of this offering (but not to the use of proceeds therefrom, including the proposed acquisition of LORD or the special mandatory redemption of the SMR notes, if applicable) and (ii) anticipated borrowings to finance the proposed acquisition of LORD under the delayed-draw term loan facility entered into by the Company on May 22, 2019 and from the issuance of commercial paper.

The information in this table is presented and should be read in conjunction with the information under “Use of Proceeds” included elsewhere in this prospectus supplement, the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2018 and in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, each of which is incorporated by reference herein.

	As of March 31, 2019 (in millions) (unaudited)
	Actual	As adjusted
Cash and cash equivalents	$1,099	$4,742

Revolving credit facility(1)	—	—
Term loan facilities(2)	112	912
Existing outstanding notes(3)	4,210	4,210
Notes offered hereby
2.700% Senior Notes due 2024	—	575
3.250% Senior Notes due 2029	—	1,000
4.000% Senior Notes due 2049	—	800
Capital lease obligations and other debt(4)	1,018	1,518

Total debt(5)	$5,340	$9,015
Total shareholders’ equity	6,010	6,010

Total capitalization	$11,350	$15,025

(1)

We have a line of credit totaling $2,000 million through a multi-currency revolving credit agreement. Availability under such agreement is reduced to the extent we issue commercial paper. As of March 31, 2019, we had $1,013 million of commercial paper notes outstanding, resulting in $987 million of available borrowing capacity under the revolving credit facility. The Company currently anticipates issuing up to $500 million in commercial paper to finance its proposed acquisition of LORD, which would have reduced the available borrowing capacity under the revolving credit facility to $487 million.

(2)	The “actual” column for outstanding term loan facilities includes a $112 million euro term loan due 2022.

The “as adjusted” column for outstanding term loan facilities also includes the $800 million delayed-draw term loan entered into by the Company on May 22, 2019, the proceeds of which, if drawn, will be used solely to finance its proposed acquisition of LORD.

(3)	Includes:

(i) $2,125 million of fixed rate medium-term notes with interest rates ranging from 3.30% to 6.25%, due 2023-2045;

(ii) $1,300 million of senior notes with interest rates ranging from 3.25% to 4.10%, due 2027-2047 and;

(iii) €700 million of 1.125% euro senior notes due 2025, or approximately $785 million in U.S. dollars, at the spot exchange rate in effect on March 29, 2019.

(4)	The “actual” column for capital lease obligations and other debt includes capital lease obligations of $1 million, commercial paper notes of $1,013 million and other notes payable of $4 million.

The “as adjusted” column for capital lease obligations and other debt gives further effect to the issuance of up to an additional $500 million of commercial paper notes, as described in note (1) above.

(5)	All debt balances are presented at face value.

DESCRIPTION OF THE NOTES

The following description is a summary of the material terms and provisions of the notes and does not include all of the information included in the indenture, the applicable Officers’ Certificate or the form of notes and may not include all of the information that you would consider important. This summary is qualified by reference to the Trust Indenture Act of 1939, and to all of the provisions of the indenture, including the definitions of terms therein and those terms made a part of the indenture by reference to the Trust Indenture Act of 1939. The definitions of most of the capitalized terms used in the following summary are set forth below under “—Certain Definitions.” Capitalized terms used but not defined in this prospectus supplement have the meanings assigned in the indenture referred to below. For purposes of this section, references to “Parker,” the “Company,” “we,” “us” and “our” are to Parker-Hannifin Corporation and not to any of our subsidiaries.

General

Parker-Hannifin Corporation, an Ohio corporation, will issue the notes as follows:

•	$575,000,000 aggregate principal amount of 2.700% notes due June 14, 2024 (the “2024 notes”);

•	$1,000,000,000 aggregate principal amount of 3.250% notes due June 14, 2029 (the “2029 notes”); and

•	$800,000,000 aggregate principal amount of 4.000% notes due June 14, 2049 (the “2049 notes” and, together with the 2024 notes and the 2029 notes, the “notes”).

The notes will be issued pursuant to our indenture dated as of May 3, 1996 between the Company and Wells Fargo Bank, National Association (as successor to National City Bank), as trustee (the “trustee”), as supplemented by an Officers’ Certificate of the Company related to each series of notes (as so supplemented, the “indenture”) to be dated the issue date of the notes.

The offer and sale of the notes will be registered under the Securities Act of 1933, as amended, pursuant to the registration statement on Form S-3 (registration no. 333-214864), which initially became effective on December 1, 2016.

We may from time to time, without the consent of the holders of a series of notes, issue additional senior debt securities of such series, having the same ranking and the same interest rate, maturity and other terms as such series of notes offered hereby except for the Issue Price (as defined herein) and issue date and, in some cases, the first Interest Payment Date (as defined herein) and the initial interest accrual date. Any such additional senior debt securities of such series will, together with the then outstanding notes of such series, constitute a single class of notes under the indenture, and as such will vote together on matters under the indenture.

The notes will be our senior unsecured obligations and will rank equally with our other unsecured and unsubordinated debt from time to time outstanding.

The notes will be subject to satisfaction and discharge provisions as provided under “—Satisfaction and Discharge of the Indenture” and legal defeasance and covenant defeasance as provided under “—Legal Defeasance and Covenant Defeasance” herein.

The notes of each series will be issued in a form of one or more fully registered global securities, without coupons, in denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof.

The notes will not benefit from any sinking fund.

Principal, Interest and Maturity

The 2024 notes offered hereby will be issued in an aggregate principal amount of $575,000,000. The 2024 notes will bear interest at 2.700% per year and will mature on June 14, 2024. Interest on the 2024 notes will accrue from June 14, 2019. Interest on the 2024 notes will be payable semi-annually in arrears on June 14 and December 14 of each year, commencing December 14, 2019, to the persons in whose names the notes are registered at the close of business on the preceding May 31 or November 30 (whether or not a Business Day (as defined below)), as the case may be.

The 2029 notes offered hereby will be issued in an aggregate principal amount of $1,000,000,000. The 2029 notes will bear interest at 3.250% per year and will mature on June 14, 2029. Interest on the 2029 notes will accrue from June 14, 2019. Interest on the 2029 notes will be payable semi-annually in arrears on June 14 and December 14 of each year, commencing December 14, 2019, to the persons in whose names the notes are registered at the close of business on the preceding May 31 or November 30 (whether or not a Business Day), as the case may be.

The 2049 notes offered hereby will be issued in an aggregate principal amount of $800,000,000. The 2049 notes will bear interest at 4.000% per year and will mature on June 14, 2049. Interest on the 2049 notes will accrue from June 14, 2019. Interest on the 2049 notes will be payable semi-annually in arrears on June 14 and December 14 of each year, commencing December 14, 2019, to the persons in whose names the notes are registered at the close of business on the preceding May 31 or November 30 (whether or not a Business Day), as the case may be.

Interest on each series of notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

We will pay the principal of and interest on the notes to the registered holder in U.S. dollars.

Payment will be made upon presentation of the notes at the office or agency we maintain for this purpose; provided, however, that payment of interest may be made at our option by check mailed to the registered holder on the applicable record date at such address as shall appear in the security register or by wire transfer of immediately available funds to an account specified in writing by such holder to us and the trustee prior to the relevant record date. Notwithstanding anything to the contrary in this prospectus supplement, so long as the notes are in book-entry form, we will make payments of principal and interest through the trustee to the Depositary (as defined below) or its nominee, as the case may be, as the registered holder of the notes.

Interest payable on any Interest Payment Date for a series of notes on the redemption date or maturity date for that series of notes will be the amount of interest accrued from, and including, the preceding Interest Payment Date for that series of notes in respect of which interest has been paid or duly provided for (or from and including the original issue date, if no interest has been paid or duly provided for with respect to the notes of that series) to, but excluding, such Interest Payment Date, redemption date or maturity date, as the case may be. If any Interest Payment Date falls on a day that is not a Business Day, the interest payment will be made on the next succeeding Business Day, and we will not be liable for any additional interest as a result of the delay in payment.

If a redemption date or maturity date falls on a day that is not a Business Day, the related payment of principal and interest will be made on the next succeeding Business Day, and no interest will accrue on the amounts so payable for the period from and after such date to the next succeeding Business Day.

Special Mandatory Redemption

We intend to use the net proceeds from the sale of notes in this offering to finance a portion of the merger consideration in our proposed acquisition of LORD and to pay fees and expenses associated with the foregoing.

If we do not consummate our proposed acquisition of LORD on or prior to April 27, 2020 or, if prior to such date, we notify the trustee in writing that the Merger Agreement (as defined in this prospectus supplement) is terminated, each of the 2024 notes and the 2049 notes (collectively, the “SMR notes”) will be redeemed in the manner set forth below in whole at a special mandatory redemption price (the “Special Mandatory Redemption Price”) equal to 101% of the aggregate principal amount of the SMR notes being redeemed, plus accrued and unpaid interest on the principal amount of the SMR notes to, but not including, the Special Mandatory Redemption Date (as defined below).

If (i) we have not consummated our proposed acquisition of LORD on or prior to April 27, 2020, we will promptly (but in no event later than five Business Days following April 27, 2020) notify the trustee in writing of such event, or (ii) we have notified the trustee in writing that the Merger Agreement is terminated, the trustee shall, no later than five Business Days following receipt of such notice from the Company, deliver to the holders of the SMR notes the notice of special mandatory redemption delivered to the trustee with such notice (such date of notification to the holders, the “Redemption Notice Date”), that the SMR notes will be redeemed on or about the fifth Business Day following the Redemption Notice Date (such date, the “Special Mandatory Redemption Date”), in each case, in accordance with the applicable provisions of the indenture. The trustee, upon receipt of the notice and notice of special mandatory redemption specified above, on the Redemption Notice Date shall deliver notice of special mandatory redemption to each holder in accordance with the applicable provisions of the indenture that all of the outstanding SMR notes shall be redeemed at the Special Mandatory Redemption Price on the Special Mandatory Redemption Date automatically and without any further action by the holders of the SMR notes. At or prior to 12:00 p.m. (New York City time) on the Business Day immediately preceding the Special Mandatory Redemption Date, the Company shall deposit with the trustee funds sufficient to pay the Special Mandatory Redemption Price plus accrued and unpaid interest on the principal amount of the SMR notes to, but not including, the Special Mandatory Redemption Date, for the SMR notes being redeemed. If such deposit is made as provided above, the SMR notes will cease to bear interest on and after the Special Mandatory Redemption Date.

Optional Redemption

For the purposes of the optional redemption provisions of each series of notes, the following additional terms will be applicable:

“Quotation Agent” means the Reference Dealer (as defined below) selected by the Company.

“Redemption Date” means any date on which all or any part of the notes of the applicable series are to be redeemed.

“Reference Dealer” means (a) each of Barclays Capital Inc. and J.P. Morgan Securities LLC and their respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), in which case the Company will substitute another Primary Treasury Dealer and (b) any other Primary Treasury Dealer selected by the Company.

2024 Notes

Prior to the applicable Par Call Date, we may redeem the 2024 notes, at our option, at any time in whole or from time to time in part at a redemption price equal to the greater of:

(a) 100% of the principal amount of the 2024 notes being redeemed, or

(b) as calculated by the Quotation Agent, the sum of the present values of the remaining scheduled payments for principal and interest on the 2024 notes to be redeemed that would be due if such notes matured on the applicable Par Call Date (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360 day year consisting of twelve 30-day months) using a discount rate equal to the sum of the Reference Dealer Rate (as defined below), plus 15 basis points, plus accrued and unpaid interest on the 2024 notes to be redeemed to, but not including, the Redemption Date.

On or after the applicable Par Call Date, we may redeem the 2024 notes, at our option, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the 2024 notes being redeemed, plus accrued and unpaid interest on the 2024 notes to be redeemed to, but not including, the Redemption Date.

If we have given notice as provided in the indenture and made funds available for the redemption of any 2024 notes called for redemption on the Redemption Date referred to in that notice, those 2024 notes will cease to bear interest on that Redemption Date. Any interest accrued to the Redemption Date will be paid as specified in such notice. We will give written notice of any redemption of any 2024 notes to holders of the 2024 notes to be redeemed at their addresses, as shown in the security register for the 2024 notes, at least 10 days and not more than 60 days prior to the Redemption Date. The notice of redemption will specify, among other items, the date fixed for redemption, the redemption price and the aggregate principal amount of the 2024 notes to be redeemed.

If we choose to redeem less than all of the 2024 notes, and if the 2024 notes are held by the Depositary, the applicable operational procedures of the Depositary for the selection of 2024 notes for redemption will apply. If the 2024 notes are not held by the Depositary, the particular 2024 notes to be redeemed shall be selected by the trustee not more than 60 days prior to the Redemption Date. The trustee will, in its sole discretion, then select the method and the manner, as it shall deem appropriate and fair to be used for purposes of redeeming the 2024 notes in part.

“Par Call Date” means, with respect to the 2024 notes, May 14, 2024 (one month prior to the maturity date of the 2024 notes).

“Reference Dealer Rate” means, with respect to any Redemption Date for the 2024 notes, the arithmetic average of the quotations quoted in writing to the Company by each Reference Dealer of the average midmarket annual yield to maturity of the 2.500% Treasury Notes due May 15, 2024, or, if such security is no longer outstanding, a similar security in the reasonable judgment of each Reference Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

2029 Notes

Prior to the applicable Par Call Date, we may redeem the 2029 notes, at our option, at any time in whole or from time to time in part at a redemption price equal to the greater of:

(a) 100% of the principal amount of the 2029 notes being redeemed, or

(b) as calculated by the Quotation Agent, the sum of the present values of the remaining scheduled payments for principal and interest on the 2029 notes to be redeemed that would be due if such notes matured on the applicable Par Call Date (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360 day year consisting of twelve 30-day months) using a discount rate equal to the sum of the Reference Dealer Rate, plus 20 basis points, plus accrued and unpaid interest on the 2029 notes to be redeemed to, but not including, the Redemption Date.

On or after the applicable Par Call Date, we may redeem the 2029 notes, at our option, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the 2029 notes being redeemed, plus accrued and unpaid interest on the 2029 notes to be redeemed to, but not including, the Redemption Date.

If we have given notice as provided in the indenture and made funds available for the redemption of any 2029 notes called for redemption on the Redemption Date referred to in that notice, those 2029 notes will cease to bear interest on that Redemption Date. Any interest accrued to the Redemption Date will be paid as specified in such notice. We will give written notice of any redemption of any 2029 notes to holders of the 2029 notes to be redeemed at their addresses, as shown in the security register for the 2029 notes, at least 10 days and not more than 60 days prior to the Redemption Date. The notice of redemption will specify, among other items, the date fixed for redemption, the redemption price and the aggregate principal amount of the 2029 notes to be redeemed.

If we choose to redeem less than all of the 2029 notes, and if the 2029 notes are held by the Depositary, the applicable operational procedures of the Depositary for the selection of 2029 notes for redemption will apply. If the 2029 notes are not held by the Depositary, the particular 2029 notes to be redeemed shall be selected by the trustee not more than 60 days prior to the Redemption Date. The trustee will, in its sole discretion, then select the method and the manner, as it shall deem appropriate and fair to be used for purposes of redeeming the 2029 notes in part.

“Par Call Date” means, with respect to the 2029 notes, March 14, 2029 (three months prior to the maturity date of the 2029 notes).

“Reference Dealer Rate” means, with respect to any Redemption Date for the 2029 notes, the arithmetic average of the quotations quoted in writing to the Company by each Reference Dealer of the average midmarket annual yield to maturity of the 2.625% Treasury Notes due February 15, 2029, or, if such security is no longer outstanding, a similar security in the reasonable judgment of each Reference Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

2049 Notes

Prior to the applicable Par Call Date, we may redeem the 2049 notes, at our option, at any time in whole or from time to time in part at a redemption price equal to the greater of:

(a) 100% of the principal amount of the 2049 notes being redeemed, or

(b) as calculated by the Quotation Agent, the sum of the present values of the remaining scheduled payments for principal and interest on the 2049 notes to be redeemed that would be due if such notes matured on the applicable Par Call Date (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360 day year consisting of twelve 30-day months) using a discount rate equal to the sum of the Reference Dealer Rate, plus 25 basis points, plus accrued and unpaid interest on the 2049 notes to be redeemed to, but not including, the Redemption Date.

On or after the applicable Par Call Date, we may redeem the 2049 notes, at our option, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the 2049 notes being redeemed, plus accrued and unpaid interest on the 2049 notes to be redeemed to, but not including, the Redemption Date.

If we have given notice as provided in the indenture and made funds available for the redemption of any 2049 notes called for redemption on the Redemption Date referred to in that notice, those 2049 notes will cease to bear interest on that Redemption Date. Any interest accrued to the Redemption Date will be paid as specified in such notice. We will give written notice of any redemption of any 2049 notes to holders of the 2049 notes to be redeemed at their addresses, as shown in the security register for the 2049 notes, at least 10 days and not more than 60 days prior to the Redemption Date. The notice of redemption will specify, among other items, the date fixed for redemption, the redemption price and the aggregate principal amount of the 2049 notes to be redeemed.

If we choose to redeem less than all of the 2049 notes, and if the 2049 notes are held by the Depositary, the applicable operational procedures of the Depositary for the selection of 2049 notes for redemption will apply. If the 2049 notes are not held by the Depositary, the particular 2049 notes to be redeemed shall be selected by the trustee not more than 60 days prior to the Redemption Date. The trustee will, in its sole discretion, then select the method and the manner, as it shall deem appropriate and fair to be used for purposes of redeeming the 2049 notes in part.

“Par Call Date” means, with respect to the 2049 notes, December 14, 2048 (six months prior to the maturity date of the 2049 notes).

“Reference Dealer Rate” means, with respect to any Redemption Date for the 2049 notes, the arithmetic average of the quotations quoted in writing to the Company by each Reference Dealer of the average midmarket annual yield to maturity of the 3.375% Treasury Notes due November 15, 2048, or, if such security is no longer outstanding, a similar security in the reasonable judgment of each Reference Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

Repurchase Upon a Change of Control

If a Change of Control Triggering Event (as defined below) occurs with respect to the notes of a series, unless we have exercised our option to redeem the notes of that series as described above, we will be required to make an offer (a “Change of Control Offer”) to each holder of notes of that series to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes of that series on the terms set forth in those notes. In a Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes of the series repurchased, plus accrued and unpaid interest, if any, on the notes of the series repurchased to the date of repurchase (a “Change of Control Payment”).

Within 30 days following any such Change of Control Triggering Event or, at our option, prior to any Change of Control (as defined below), but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be mailed, or with respect to notes held in global form, to the extent permitted or required by applicable procedures or regulations of The Depository Trust Company, sent electronically to holders of the notes of the applicable series, with a copy to the trustee under the indenture that such notes are being issued under, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase notes of such series on the date specified in the notice, which date will be no earlier than 10 days and (unless delivered in advance of the occurrence of such Change of Control Triggering Event) no later than 60 days from the date such notice is mailed or sent (a “Change of Control Payment Date”). The notice will, if mailed or sent prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring.

On each Change of Control Payment Date, we will, to the extent lawful:

•	Accept for payment all notes of the applicable series or portions of notes of the applicable series properly tendered pursuant to the applicable Change of Control Offer;

•	Deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes of the applicable series or portions of notes of the applicable series properly tendered;

•

Deliver or cause to be delivered to the trustee the notes of the applicable series properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes of the applicable series being repurchased.

We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third-party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by us, and the third-party repurchases all notes of the applicable series properly tendered and not withdrawn under its offer.

We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

If holders of not less than 90% in aggregate principal amount of the outstanding notes of the applicable series validly tender and do not withdraw such notes in a Change of Control Offer and the Company, or any third-party making a Change of Control Offer in lieu of the Company, as described above, purchases all of the notes of the applicable series validly tendered and not withdrawn by such holders, the Company will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes of the applicable series that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment.

For purposes of the Change of Control Offer provisions of the notes, the following terms will be applicable:

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more related transactions, of all or substantially all of our assets and the assets of our Subsidiaries (as defined below), taken as a whole, to any person, other than our company or one of our Subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock (as defined below), measured by voting power rather than number of shares; (3) we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person, measured by voting power rather than number of shares, immediately after giving effect to such transaction; (4) the first day on which a majority of the members of our Board of Directors are not Continuing Directors; or (5) the adoption of a plan relating to our liquidation or dissolution. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) we become a direct or indirect wholly owned Subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Directors” means, as of any date of determination, any member of our Board of Directors who (1) was a member of such Board of Directors on the date the notes were issued or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch Ratings Inc., and its successors.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s, and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the notes of a series or fails to make a rating of the notes of a series publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be, with respect to the notes of that series.

“Rating Event” means, for the notes of any series, the rating on the notes of that series is lowered by at least two of the three Rating Agencies and the notes of such series are rated below an Investment Grade Rating by at least two of the three Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the notes of such series is under publicly announced consideration for a possible downgrade by any of the rating agencies) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of the occurrence of a Change of Control or our intention to effect a Change of Control.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Certain Covenants

We will be bound by certain restrictions in connection with the issuance of the notes. Other than as described below under “—Restrictions on Secured Debt,” “—Restrictions on Sales and Leasebacks” and “—Consolidation, Merger and Sale of Assets,” the indenture does not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of notes protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating.

Certain Definitions

As used herein the following terms will have the meanings set forth below:

“Attributable Debt” means the total net amount of rent required to be paid during the remaining primary term of any particular lease, discounted from the applicable due date at a rate per annum equal to the weighted average yield to maturity of each series of notes outstanding calculated in accordance with generally accepted financial practices. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions are authorized or obligated by law or executive order to close in New York City.

“Consolidated Net Tangible Assets” means the aggregate amount of assets, less applicable reserves and other properly deductible items, after deducting (i) all liabilities other than deferred income taxes, Funded Debt and shareholders’ equity and (ii) all goodwill and other intangibles of ours and our consolidated Subsidiaries computed in accordance with accounting principles generally accepted in the United States of America.

“Debt” means loans and notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

“Depositary” means The Depository Trust Company.

“Funded Debt” means (i) all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower and (ii) rental obligations payable more than 12 months from such date under leases which are capitalized in accordance with generally accepted accounting principles (such rental obligations to be included as Funded Debt at the amount so capitalized at the date of such computation and to be included for the purposes of the definition of Consolidated Net Tangible Assets both as an asset and as Funded Debt at the respective amounts so capitalized). Notwithstanding any changes in generally accepted accounting principles that became effective after December 31, 2018, any particular lease that would have been characterized as an operating lease under generally accepted accounting principles as in effect on December 31, 2018, whether such lease was entered into before or after December 31, 2018, shall not constitute a lease which is capitalized under the Indenture as a result of such change.

“Interest Payment Date,” with respect to any note, means the date on which, under the terms of the note, regularly scheduled interest is payable.

“Issue Price” means the first price at which each note is sold to the underwriters.

“Principal Property” means any manufacturing or processing plant or warehouse owned by us or any Restricted Subsidiary which is located within the United States and the gross book value of which (including related land, improvements, machinery and equipment without deduction of any depreciation reserves) on the date as of which the determination is being made, exceeds 1% of Consolidated Net Tangible Assets, with certain exceptions due to materiality to our business or to the use or operation of this property as determined by our board of directors.

“Restricted Subsidiary” means a Subsidiary of ours where substantially all the property is located, or substantially all of the business is carried on, within the United States and which owns a Principal Property.

“Subsidiary” means a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by us and/or one or more of our Subsidiaries.

Restrictions on Secured Debt

We will not, and we will not permit any Restricted Subsidiary to, incur, issue, assume or guarantee any Debt secured by a pledge of, or mortgage or other lien on, any Principal Property or any shares of capital stock of, or Debt of, any Restricted Subsidiary (such pledges, mortgages and other liens being hereinafter called “Mortgage” or “Mortgages”), without providing that the notes are secured equally and ratably with (or, at our option, prior to) such secured Debt.

This obligation will not apply if, after giving effect to the secured Debt, the aggregate amount of all this Debt so secured together with all Attributable Debt of our and our Restricted Subsidiaries that is subject to the restriction on sale and leaseback transactions (as described below under “—Restrictions on Sales and Leasebacks”) involving Principal Properties, would not exceed 10% of Consolidated Net Tangible Assets.

This obligation will not apply to, and there will be excluded in computing secured Debt for the purpose of the restriction, Debt secured by:

•

Mortgages on property, stock or Debt of any corporation, partnership, association or other entity existing at the time that corporation, partnership, association or other entity becomes a Restricted Subsidiary or obligor under the indenture;

•	Mortgages in favor of Parker or a Restricted Subsidiary;

•	Mortgages in favor of a governmental body to secure progress, advance or other payments pursuant to any contract or provision of any statute;

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Mortgages on property, stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price, construction cost or development cost created or assumed within 180 days after the acquisition or completion of construction or development of this property, stock or Debt;

•	Debt secured by Mortgages securing industrial revenue or pollution control bonds; and

•

any extension, renewal or refinancing (or successive extensions, renewals or refinancings), as a whole or in part, of any of the foregoing, except that this extension, renewal or refinancing Mortgage will be limited to all or a part of the same property, shares of stock or Debt that secured the Mortgage extended, renewed or refinanced (plus improvements on the property).

Restrictions on Sales and Leasebacks

Neither we nor any of our Restricted Subsidiaries may enter into any sale and leaseback transaction involving any Principal Property, unless the aggregate amount of all Attributable Debt of us and our Restricted Subsidiaries with respect to this transaction plus all secured Debt that is subject to the restriction on secured debt (as described above under “—Restrictions on Secured Debt”), would not exceed 10% of Consolidated Net Tangible Assets.

This obligation will not apply to, and there will be excluded in computing Attributable Debt for purposes of this restriction, any sale and leaseback transaction if:

•	the sale or transfer of the Principal Property is made within 180 days after the later of its acquisition or completion of construction;

•	the lease secures or relates to industrial revenue or pollution control bonds; or

•

we or our Restricted Subsidiary, within 180 days after the sale is completed, apply (i) to the retirement of the notes, other Funded Debt of Parker ranking on parity with or senior to the notes, or Funded Debt of a Restricted Subsidiary or (ii) to the purchase of other property which will constitute a Principal Property having a value at least equal to the value of the Principal Property leased, an amount equal to the greater of (A) the net proceeds of the sale of the Principal Property leased or (B) the fair market value of the Principal Property leased.

In lieu of applying proceeds to the retirement of Funded Debt, we may surrender the notes to the trustee for retirement and cancellation, or we or any Restricted Subsidiary may receive credit for the principal amount of Funded Debt voluntarily retired within 180 days after this sale.

This restriction will not apply to any sale and leaseback transaction between Parker and a Restricted Subsidiary or between Restricted Subsidiaries or involving the taking back of a lease for a period of three years or less.

Consolidation, Merger and Sale of Assets

The indenture prohibits us from consolidating with or merging into another business entity, or transferring or leasing our properties and assets substantially as an entirety, unless:

•	the surviving or acquiring entity is a United States corporation, partnership or trust and it expressly assumes our obligations with respect to the notes by executing a supplemental indenture;

•	immediately after giving effect to the transaction, no default or event of default would occur or be continuing; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, lease or sale complies with the indenture.

The indenture further provides that no consolidation or merger of us with or into any other corporation and no conveyance, transfer or lease of our property substantially as an entirety to another person may be made if, as a result thereof, any Principal Property of ours or any of our Restricted Subsidiaries or any shares of capital stock or Debt of a Restricted Subsidiary would become subject to a Mortgage which is not expressly excluded from the restrictions or permitted by the indentures, unless the notes are secured equally and ratably with, or prior to, all indebtedness secured thereby.

Events of Default

The following events will constitute an event of default with respect to the notes of any series under the indenture:

•	failure to pay interest on the notes of that series (or payment with respect to the related coupons, if any) and continuation of the default for 30 days past the applicable due date;

•	failure to pay principal of, or premium, if any, on the notes of that series when due (whether at maturity, upon redemption, declaration of acceleration, required repurchase or otherwise);

•

failure to perform any other covenant or agreement in the indenture, other than a covenant included in the indenture solely for appropriate benefit of a different series of notes, which failure continues for 60 days after the trustee or holders of at least 10% of the outstanding principal amount of the debt securities of that series have given written notice of the failure in the manner provided in the indenture;

•

acceleration of more than $25,000,000 of our or our restricted subsidiaries’ other indebtedness for borrowed money under the terms of the applicable debt instrument if the acceleration is not rescinded or the indebtedness is not paid within ten days after the trustee or holders of at least 10% of the outstanding principal amount of the notes of that series have given written notice of the default in the manner provided in the indenture; and

•	specified events relating to our bankruptcy, insolvency or reorganization.

An event of default with respect to one series of notes is not necessarily an event of default for another series.

If there is an event of default with respect to a series of notes, which continues for the requisite amount of time, either the trustee or holders of at least 25% of the aggregate principal amount of that series may declare the principal amount of all of the notes of that series to be due and payable immediately. If the notes were issued at an original issue discount, less than the stated principal amount may become payable. After the declaration of acceleration of the maturity of the notes of any series, but before the trustee obtains a judgment or decree for payment of the money due, the holders of at least a majority in aggregate principal amount of the notes of that series may, on behalf of the holders of all notes and any related coupons of that series, rescind and annul the declaration of acceleration as specified in the indenture. In addition, the holders of at least a majority in aggregate principal amount of the notes of a series may, on behalf of the holders of all notes and any related coupons of that series, waive any past default with respect to the series and its consequences, except defaults in the payment of principal, premium, if any, or interest on the security or in respect of a covenant that cannot be modified or amended without the consent of the holder of each outstanding security of the affected series. Such a waiver causes the event of default to cease to exist and be deemed to have been cured.

The indenture requires us to file annually with the trustee an officers’ certificate as to the absence of defaults under the terms of the indenture. The indenture provides that if a default occurs with respect to notes of any series issued under the indenture, the trustee will give the holders of the relevant series notice of the default when, as and to the extent provided by the Trust Indenture Act of 1939. However, in the case of any default under any covenant with respect to the series, no notice of default to holders will be given until at least 30 days after the occurrence of the default.

The indenture provides that the trustee will be under no obligation, subject to the duty of the trustee during the continuance of an event of default to act with the required standard of care, to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless these holders shall have offered to the trustee satisfactory security or indemnity. Subject to these provisions for indemnification of the trustee, the holders of a majority of the amount of the outstanding notes of any series will have the right to direct the time, manner and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee, with respect to the notes of that series.

Satisfaction and Discharge of the Indenture

The indenture with respect to any series of notes will generally cease to be of any further effect if:

•	we have delivered to the applicable trustee for cancellation all notes of that series (with certain limited exceptions); or

•	all notes and coupons of that series not previously delivered to the trustee for cancellation:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•

are to be called for redemption within one year under arrangements satisfactory to the trustee, and we have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all of those notes and coupons.

For the trustee to execute proper instruments acknowledging the satisfaction and discharge of the indenture in either case described above, we must also pay or cause to be paid all other sums payable under the indenture by us, and deliver to the trustee an officers’ certificate and an opinion of counsel stating that all indenture conditions have been met.

Legal Defeasance and Covenant Defeasance

Each series of notes is subject to the defeasance and discharge provisions of the indenture. We may elect either:

•	legal defeasance, which will permit us to defease and be discharged from, subject to limitations, all of our obligations with respect to those notes; or

•	covenant defeasance, which will permit us to be released from our obligations to comply with covenants relating to those notes as described herein.

If we exercise our legal defeasance option with respect to a series of notes, payment of those notes may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of notes, payment of those notes may not be accelerated because of an event of default related to the specified covenants.

We may invoke legal defeasance or covenant defeasance with respect to any series of notes only if:

•	we irrevocably deposit with the trustee, in trust:

•	an amount in funds;

•

U.S. government obligations which, through the scheduled payment of principal and interest in accordance with their terms, will provide, not later than one day before the due date of any payment, an amount in funds; or

•	any combination of funds or U.S. government obligations,

which are sufficient to pay upon maturity or redemption, as the case may be, the principal of, premium, if any, and interest on those notes;

•

we deliver to the trustee a certificate from a nationally recognized independent registered public accounting firm expressing their opinion that the combination of funds or U.S. government obligations will provide cash at times and in amounts as will be sufficient to pay the principal, premium, if any, and interest when due with respect to all the notes of that series to maturity or redemption, as the case may be;

•

90 days pass after the deposit described above is made and, during the 90-day period, no default relating to our bankruptcy, insolvency or reorganization occurs that is continuing at the end of that period;

•	no event of default has occurred and is continuing on the date of the deposit described above after giving effect to the deposit;

•	we deliver to the trustee an officers’ certificate to the effect that no note will be delisted as a result of the deposit described above;

•	the deposit will not cause the trustee to have a conflict of interest under the Trust Indenture Act of 1939;

•	the legal defeasance or covenant defeasance will not result in a breach of or default under any other agreement to which we are party or to which we are bound;

•

the legal defeasance or covenant defeasance will not result in the trust arising from the deposit described above constituting an investment company under the Investment Company Act of 1940 unless registered under the Investment Company Act or exempt;

•

we deliver to the trustee an opinion of counsel to the effect that the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred; and

•

we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the notes of that series as contemplated by the indenture have been complied with.

Modification and Waiver

We may enter into supplemental indentures for the purpose of modifying or amending the indenture with the consent of holders of at least 66 2/3% in aggregate principal amount of each series of our outstanding notes affected. However, the consent of all of the holders of our notes that are affected by any modification or amendment is required for any of the following:

•	to reduce the percentage in principal amount of notes of any series whose holders must consent to an amendment or waiver;

•	to reduce the rate of or extend the time for payment of interest on any note or coupon or reduce the amount of any interest payment to be made with respect to any note or coupon;

•

to reduce the principal of or change the stated maturity of principal of, or any installment of principal of, or interest on, any note or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of maturity;

•	to reduce the premium payable upon the redemption of any note or change the time at which any note may or shall be redeemed;

•	to change the place or currency of payment of principal, or any premium or interest on, any note;

•

to impair the right to bring a lawsuit for the enforcement of any payment on or after the stated maturity of any debt security (or in the case of redemption, on or after the date fixed for redemption); or

•

to modify any of the above provisions of the indenture, except to increase the percentage in principal amount of notes of any series whose holders must consent to an amendment or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected by the modification or waiver.

In addition, we and the trustee may enter into supplemental indentures without the consent of the holders of any series of notes for one or more of the following purposes:

•

to evidence that another person has become our successor under the provisions of the indenture and that the successor assumes our covenants, agreements and obligations in the indenture and in the notes;

•

to surrender any of our rights or powers under the indenture, to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of notes, and to make a default in any of these additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture;

•

to cure any ambiguity or to make corrections to the indenture, any supplemental indenture, or any notes, or to make such other provisions in regard to matters or questions arising under the indenture that do not adversely affect the interests of any holders of notes of any series;

•

to add to or change any of the provisions of the indenture to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to registered securities or principal, premium or interest with respect to bearer securities, or to permit registered securities to be exchanged for bearer securities, so long as none of these actions adversely affects the interests of the holders of notes or any coupons of any series in any material respect;

•	to permit the issuance of notes of any series in uncertificated form;

•	to secure the notes, subject to specified restrictions;

•	to add to, change or eliminate any of the provisions of the indenture with respect to one or more series of notes subject to certain limitations;

•

to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the notes of one or more series and to add to or change any of the provisions of the indenture as necessary to provide for the administration of the indenture by more than one trustee; and

•	to establish the form or terms of notes and coupons of any series.

Same-Day Settlement and Payment

The notes will trade in the same-day funds settlement system of the Depositary until maturity (or earlier redemption) or until we issue the notes in certificated form. The Depositary will therefore require secondary market trading activity in the notes to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the notes of each series will be payable, and the notes may be exchanged or transferred, at the office or agency maintained by us for such purpose. Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by the Depositary or its nominee will be made in immediately available funds to the Depositary or its nominee, as the case may be, as the registered holder of such global security. If any of the notes is no longer represented by a global security, payment of interest on certificated notes in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “—Book-Entry; Delivery and Form; Global Securities” below.

A holder may transfer or exchange any certificated notes in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

We are not required to transfer or exchange any note for redemption for a period of 15 days before mailing or sending of a notice of redemption of the note to be redeemed.

The registered holder of a note will be treated as the owner of it for all purposes.

All amounts of principal of and premium, if any, or interest on the notes paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us, and the holders of such notes will thereafter look solely to us for payment.

Book-Entry; Delivery and Form; Global Securities

The notes will be issued in one or more global securities that will be deposited with the Depositary or its nominee. Each global security will be issued in the denomination of the aggregate principal amount of securities that it represents. Unless and until it is exchanged in whole or in part for notes that are in definitive registered form, a global security may not be transferred or exchanged except as a whole to the Depositary, another nominee of the Depositary, or a successor of the Depositary or its nominee.

Upon the issuance of any global security and its deposit with or on behalf of the Depositary, the Depositary will credit, on its book-entry registration and transfer system, the principal amounts of our notes represented by the global security to the accounts of participating institutions that have accounts with the Depositary or its nominee. The underwriters will designate the accounts to be credited. Ownership of beneficial interests in a global security will be limited to participating institutions or their clients. The Depositary or its nominee will keep records of the ownership and transfer of beneficial interests in a global security by participating institutions. Participating institutions will keep records of the ownership and transfer of beneficial interests by their clients. The laws of some jurisdictions may require that purchasers of our securities receive physical certificates, which may impair a holder’s ability to transfer its beneficial interests in global securities.

While the Depositary or its nominee is the registered owner of a global security, the Depositary or its nominee will be considered the sole owner of all of our notes represented by the global security for all purposes under the indenture. Generally, if a holder owns beneficial interests in a global security, that holder will not be entitled to have our notes registered in that holder’s own name, and that holder will not be entitled to receive a certificate representing that holder’s ownership. Accordingly, if a holder owns a beneficial interest in a global security, the holder must rely on the Depositary and, if applicable, the participating institution of which that holder is a client to exercise the rights of that holder under the indenture.

The Depositary may grant proxies and otherwise authorize participating institutions to take any action that a holder is entitled to take under the indenture. We understand that, according to existing industry practices, if we request any action of holders, or any owner of a beneficial interest in a global security wishes to give any notice or take any action, the Depositary would authorize the participating institutions to give the notice or take the action, and the participating institutions would in turn authorize their clients to give the notice or take the action.

Generally, we will make payments on our notes represented by a global security directly to the Depositary or its nominee. It is our understanding that the Depositary will then credit the accounts of participating institutions, which will then distribute funds to their clients. We also expect that payments by participating institutions to their clients will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of clients registered in “street names,” and will be the responsibility of the participating institutions. Neither we nor the trustee, nor our respective agents, will have any responsibility, or bear any liability, for any aspects of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing records relating to beneficial interests.

Generally, a global security may be exchanged for certificated notes only in the following instances:

•

the Depositary notifies us that it is unwilling or unable to continue as Depositary for the relevant global security, or it has ceased to be a registered clearing agency, if required to be registered by law;

•	there shall have occurred and be continuing an event of default with respect to the global security; or

•	certain other events set forth in the indenture have occurred.

In connection with any proposed exchange of a global security for a certificated note, there shall be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a debt security; for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; or for any other aspect of the relationship between the Depositary and its participants or the relationship between such participants and the beneficial owners of interests in a note.

Neither we nor the trustee will be liable for any delay by the Depositary, its nominee or any direct or indirect participant in identifying the beneficial owners of the notes. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from the Depositary or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

No certificate will be issued with respect to a principal amount that exceeds $500 million, and additional certificates will be issued with respect to any remaining principal amount of such issue in excess thereof.

The following information concerning the Depositary and the Depositary’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy or completeness thereof.

The Depositary will act as the Depositary for securities issued in the form of global securities. Global securities will be issued as fully-registered securities registered in the name of Cede & Co., which is the Depositary’s partnership nominee, or such other name as may be requested by an authorized representative of the Depositary.

The Depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a

“clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments from countries that the Depositary’s participants, referred to herein as direct participants, deposit with the Depositary. The Depositary also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Depositary is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for Depository, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the Depositary’s system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, referred to herein as indirect participants. The DTC Rules applicable to the Depositary’s participants are on file with the Securities and Exchange Commission. More information about the Depositary can be found at www.dtcc.com and www.dtc.org. Information on or accessible through such websites is not part of this prospectus supplement.

Purchases of notes under the Depositary’s system must be made by or through direct participants, which will receive a credit for the notes on the Depositary’s records. The ownership interest of each actual purchaser of each debt security, or the beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from the Depositary of their purchase.

Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by direct participants with the Depositary are registered in the name of the Depositary’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of the Depositary. The deposit of notes with the Depositary and their registration in the name of Cede & Co. or such other of the Depositary’s nominee do not effect any change in beneficial ownership. The Depositary has no knowledge of the actual beneficial owners of the notes; the Depositary’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by the Depositary to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the notes, such as redemptions, tenders, defaults and proposed amendments to the note documents. For example, beneficial owners of notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices will be sent to the Depositary. If less than all of the notes within an issue are being redeemed, the Depositary’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither the Depositary nor Cede & Co. (nor any other of the Depositary’s nominees) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with the Depositary’s procedures. Under its usual procedures, the Depositary mails or sends an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts notes are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions and payments on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of the Depositary. The Depositary’s practice is to credit direct participants’ accounts upon the Depositary’s receipt of funds and corresponding detail information from us or our agent, on the date payable in accordance with their respective holdings shown on the Depositary’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participant and not of the Depositary (or its nominee), our agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of the Depositary) is the responsibility of us or our agent.

Disbursement of such payments to direct participants will be the responsibility of the Depositary, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

The Depositary may discontinue providing its services as depository with respect to the notes at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depository is not obtained, certificates for the debt certificates are required to be printed and delivered. In addition, we may decide to discontinue use of the system of book-entry-only transfers through the Depositary (or a successor securities depository). In that event, certificates for the notes will be printed and delivered to the Depositary.

If the Depositary for a global security is the depository, you may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as “Clearstream,” or Euroclear Bank SA/ NV, as operator of the Euroclear System, which we refer to as “Euroclear,” in each case, as a participant in the Depositary. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on the Depositary’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in the Depositary, on the other hand, would also be subject to the Depositary’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the notes through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next Business Day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both the Depositary and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Trustee, Paying Agent and Security Registrar

The current trustee under the indenture for our notes is Wells Fargo Bank, National Association, which performs services for us in the ordinary course of business. Wells Fargo Bank, National Association acts as a depositary for funds of, performs certain other services for, and transacts other banking business with us and certain of our subsidiaries in the normal course of its business. Wells Fargo Bank, National Association is a participating lender under our current U.S. credit facility. We may engage additional or substitute trustees with respect to particular series of our debt securities. Neither the trustee nor any paying agent shall be responsible for determining whether any Change of Control Triggering Event has occurred and whether any Change of Control Offer with respect to the notes is required. Neither the trustee nor any paying agent shall be responsible for monitoring our rating status, making any request upon any Rating Agency, or determining whether any rating event with respect to the notes has occurred.

Wells Fargo Securities, LLC, an affiliate of the trustee, is one of the underwriters in the offering of the notes.

The transferor of any note shall provide or cause to be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Governing Law

The indenture is, and the notes will be, governed by, and construed in accordance with, the laws of the State of New York.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes certain U.S. federal income tax consequences of the purchase, ownership and disposition of the notes issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This summary deals only with notes that are held as capital assets (generally, property held for investment) by holders that purchase the notes for cash pursuant to this offering at their initial offering price (the first price at which a substantial amount of the notes are sold to purchasers for cash other than sales to bond houses, brokers or similar persons or organizations acting in the capacity as underwriters, placement agents or wholesalers). This section is based upon the Internal Revenue Code of 1986, as amended (the “Code”), judicial decisions, final, temporary and proposed Treasury regulations, published rulings and other administrative pronouncements as of the date of this prospectus supplement, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly with retroactive effect. This section does not describe the different consequences that may apply to holders that are subject to special rules, including:

•	a dealer in securities;

•	a trader in securities that elects to use a mark-to-market method of accounting for such trader’s securities holdings;

•	a broker;

•	a tax-exempt entity;

•	an insurance company;

•	a person that holds notes as part of a straddle, hedge, conversion or other integrated transaction;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

•	a bank or other financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a former citizen or long-term resident of the United States;

•	a controlled foreign corporation;

•	a passive foreign investment company;

•	a partnership or other pass-through entity or investor therein;

•	a holder subject to the alternative minimum tax; and

•	accrual method taxpayers that are required to recognize income for U.S. federal income tax purposes no later than when it is taken into account in financial statements.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of notes that is, or is treated as, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized in the United States or under the laws of the United States or any subdivision thereof;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of notes that is not a U.S. Holder (other than an entity treated as a partnership for U.S. federal income tax purposes). If any entity, domestic or foreign, treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership.

Please consult your own tax advisor as to the particular tax consequences to you of purchasing, holding and disposing of notes in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

Additional Amounts

In certain circumstances (see “Description of the Notes—Special Mandatory Redemption,” and “Description of the Notes—Repurchase Upon a Change of Control”), we may be obligated to pay amounts in excess of stated interest or principal on the notes. We intend to take the position that the possibility that any such payments in excess of stated interest or principal will be made will not result in the notes being treated as contingent payment debt instruments under the applicable Treasury regulations, and this discussion assumes that our position will be respected. Our determination is not, however, binding on the Internal Revenue Service (the “IRS”), and if the IRS were to challenge this determination, a U.S. Holder might be required to accrue income on its notes in excess of stated interest, and to treat as ordinary income, rather than capital gain, income realized on the taxable disposition of a note.

Consequences to U.S. Holders

Interest

Payments of stated interest on the notes generally will be taxable to a U.S. Holder as ordinary income at the time that such payments are received or accrued, in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes. It is expected, and the following discussion assumes, that the notes will not be issued with original issue discount of more than a de minimis amount.

Sale or Other Taxable Disposition of Notes

A U.S. Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note equal to the difference between the amount realized upon the disposition (less any portion allocable to accrued and unpaid interest, which will be taxable as interest) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will be the U.S. Holder’s amount paid for the note. This gain or loss generally will be a capital gain or loss, and will be a long-term capital gain or loss if the U.S. Holder has held the note for more than one year. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

Surtax on Net Investment Income

A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% surtax on the lesser of (1) the U.S. Holder’s “net investment income” (or, in the case of an estate or a trust, its undistributed “net investment income”) for the relevant taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income (or, in the case of an estate or a trust, its adjusted gross income) for the taxable year over a certain threshold. A U.S. Holder’s net investment income generally will include its gross interest income and its net gains from the disposition of the notes, unless such interest payments or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. Holder that is an individual, estate, or trust, you are urged to consult your tax advisors regarding the applicability of the surtax to your income and gains in respect of your investment in the notes.

Backup Withholding and Information Reporting

A U.S. Holder may be subject to information reporting and backup withholding when such holder receives interest payments on the notes, or receives proceeds upon the sale or other disposition of such notes (including a redemption or retirement of a note). Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to information reporting or backup withholding. A U.S. Holder will be subject to backup withholding tax if such holder is not otherwise exempt and such holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. Holder is notified by the IRS that it has failed to report in full payments of interest and dividend income.

U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund, provided they timely provide certain information to the IRS.

Consequences to Non-U.S. Holders

Interest

Subject to the discussion below concerning backup withholding and the discussion below concerning FATCA, payments of interest on a note to Non-U.S. Holders generally will not be subject to U.S. federal income tax or withholding tax, provided that:

•	such payments are not effectively connected with such holder’s conduct of a U.S. trade or business;

•	such holder does not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of section 871(h)(3) of the Code;

•	such holder is not a controlled foreign corporation that is related, directly or indirectly, to us; and

•

such holder (i) provides its name, address and certain other information on an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or an appropriate successor or substitute form), and certifies that it is not a U.S. person or (ii) holds the notes through certain foreign intermediaries or foreign partnerships and certain certification requirements are met.

If the requirements described above are not satisfied, payments of interest to such Holder will be subject to U.S. federal withholding tax at a rate of 30% unless a tax treaty applies or the interest payments are effectively connected with the conduct of a U.S. trade or business (and, if an applicable tax treaty requires, are attributable to a “permanent establishment” or “fixed base” maintained by the Non-U.S. Holder in the United States) (as discussed below). If a tax treaty applies to you, you may be eligible for a reduced rate of withholding. In order to claim any exemption from or reduction in the 30% withholding tax, a Non-U.S. Holder must generally provide a properly executed (i) IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or appropriate successor or substitute form), claiming a reduction of or an exemption from withholding under an applicable tax treaty or (ii) IRS Form W-8ECI (or appropriate successor or substitute form) stating that such payments are not subject to withholding tax because they are effectively connected with the holder’s conduct of a trade or business in the United States. These forms may need to be periodically updated. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Interest Effectively Connected with a U.S. Trade or Business

If a Non-U.S. Holder is engaged in a trade or business in the United States (and, if an applicable tax treaty requires, if a Non-U.S. Holder maintains a “permanent establishment” or “fixed base” within the United States)

and interest on the notes is effectively connected with the conduct of such trade or business (and, if an applicable tax treaty requires, attributable to such “permanent establishment” or “fixed base”), the Non-U.S. Holder will be subject to U.S. federal income tax (but not withholding tax, assuming a properly executed Form W-8ECI or an appropriate successor or substitute form has been provided) on such interest on a net income basis at the regular graduated rates in generally the same manner as if the holder was a U.S. person. In addition, in certain circumstances, a corporate Non-U.S. Holder may be subject to a 30% branch profits tax (or applicable lower tax treaty rate, provided certain certification requirements are met) on its effectively connected earnings and profits, as adjusted for certain items.

Sale or Other Taxable Disposition of Notes

Except as described below and subject to the discussions below concerning backup withholding and FATCA, any gain or income realized on the sale, redemption or other taxable disposition of a note (less any portion allocable to accrued and unpaid interest, which will be taxable as interest as discussed under the heading “—Interest,” above) will generally not be subject to U.S. federal income tax unless:

•

such gain or income is effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States (and, where an applicable tax treaty so requires, is attributable to a U.S. “permanent establishment” or “fixed base” maintained by such holder); or

•	such gain or income is realized by an individual Non-U.S. Holder who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or an applicable lower tax treaty rate, provided certain certification requirements are met) on its effectively connected earnings and profits, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or an applicable lower tax treaty rate), which may be offset by U.S. source capital losses of the Non-U.S. Holder, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Backup Withholding and Information Reporting

Generally, we must report to the IRS and to you the amount of interest on the notes paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable tax treaty or other intergovernmental agreement.

If you fail to comply with applicable certification requirements, the proceeds received from a sale or other disposition of notes may be subject to information reporting and such proceeds and interest payments on the notes may be subject to U.S. federal backup withholding. The certification procedures required to claim the exemption from withholding tax on interest described above generally will satisfy the certification requirements necessary to avoid backup withholding as well.

Backup withholding is not an additional tax. Any amounts so withheld under the backup withholding rules may be allowed as a credit against a Non-U.S. Holder’s U.S. federal income tax liability or may be claimed as a refund provided the holder timely furnishes the required information to the IRS.

FATCA

Under Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to interest income paid on the notes to (i) a “foreign financial institution” (as specifically defined in the Code), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its “United States account” holders (as specifically defined in the Code) and meets certain other specified requirements or (ii) a “non-financial foreign entity” (as specifically defined in the Code), whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such non-financial foreign entity provides a certification that the beneficial owner of the payment does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and certain other specified requirements are met. Such withholding may also apply to payments of proceeds on sales or other dispositions of the notes; although, under recently proposed Treasury regulations, no withholding would apply to such gross proceeds. The preamble to the proposed regulations specifies that taxpayers are permitted to rely on the proposed regulations pending finalization. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Non-U.S. Holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions to them based on their particular circumstances.

The preceding discussion of United States federal income tax consequences is general information only and is not tax advice. Accordingly, you should consult your own tax advisor as to the particular tax consequences to you of purchasing, holding or disposing of notes, including the applicability and effect of any state, local or non-U.S. tax laws, and of any changes or proposed changes in applicable law.

UNDERWRITING

Barclays Capital Inc. and J.P. Morgan Securities LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement, dated the date hereof, among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective principal amounts of notes set forth opposite its name below.

Underwriters	Principal Amount of 2024 Notes	Principal Amount of 2029 Notes	Principal Amount of 2049 Notes
Barclays Capital Inc.	$235,750,000	$410,000,000	$328,000,000
J.P. Morgan Securities LLC	86,250,000	150,000,000	120,000,000
HSBC Securities (USA) Inc.	33,500,000	70,000,000	80,000,000
TD Securities (USA) LLC	36,000,000	100,000,000	56,000,000
Wells Fargo Securities, LLC	68,500,000	70,000,000	56,000,000
Citigroup Global Markets Inc.	20,125,000	35,000,000	28,000,000
KeyBanc Capital Markets Inc.	20,125,000	35,000,000	28,000,000
Mizuho Securities USA LLC	20,125,000	35,000,000	28,000,000
PNC Capital Markets LLC	20,125,000	35,000,000	28,000,000
Commerz Markets LLC	8,625,000	15,000,000	12,000,000
Loop Capital Markets LLC	8,625,000	15,000,000	12,000,000
MUFG Securities Americas Inc.	8,625,000	15,000,000	12,000,000
Lloyds Securities Inc.	4,313,000	7,500,000	6,000,000
UniCredit Capital Markets LLC	4,312,000	7,500,000	6,000,000

Total	$575,000,000	$1,000,000,000	$800,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of the notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the several underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of an officer’s certificate and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose to offer the notes of each series initially to the public at the applicable public offering price set forth on the cover page of this prospectus supplement. After the initial offering, the public offering prices and other terms of the offering may be changed. The underwriters may offer and sell the notes through certain of their affiliates. The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes and in total):

Paid by the Company
Per 2024 Note	0.600%
Total	$3,450,000
Per 2029 Note	0.650%
Total	$6,500,000
Per 2049 Note	0.875%
Total	$7,000,000

The expenses of this offering, not including the underwriting discounts, are estimated below, all of which are payable by us:

Registration Fee	$285,989
Accountant’s fees and expenses	75,000
Trustee’s fees and expenses	20,000
Printing expenses	10,000
Legal fees and expenses	200,000
Miscellaneous	0

Total	$590,989

New Issue of Notes

Each series of the notes is a new issue of securities with no established trading market. We do not intend to apply for the listing of any series of the notes on any securities exchange or for quotation of such notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes of each series after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without notice. We cannot assure the liquidity of the trading markets for the notes or that active public markets for the notes will develop.

If active public trading markets for the notes do not develop, the market prices and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering prices, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases in the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

Certain of the underwriters and their respective affiliates are full service financial institutions that have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us or our affiliates, including acting as lenders under our credit facility. They have received, or may in the future receive, customary fees and commissions or other payments for these transactions. Certain of the underwriters and their respective affiliates have provided committed financing for the LORD acquisition, for which they are receiving customary fees and expenses. Such committed financing includes a commitment for a bridge facility, which we may draw upon if this offering is not consummated.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of these underwriters or their affiliates routinely hedge, and certain others of these underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes. Any such credit default swaps or short positions could adversely affect future trading prices of the notes. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Wells Fargo Securities, LLC is an affiliate of the trustee under the indenture that will govern the notes.

Settlement

We expect that the delivery of the notes will be made against payment therefor on or about June 14, 2019, which will be the seventh day following the date of pricing of the notes (such settlement cycle being herein referred to as “T+7”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers of notes who wish to trade the notes prior to the date that is more than two business days preceding the settlement date will be required, by virtue of the fact that the notes initially will settle T+7, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes prior to the date that is more than two business days preceding the settlement date should consult their own advisor.

Selling Restrictions

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC (as amended or superseded, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (and amendments thereto, including by Directive 2010/73/EU, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of the notes. This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the Prospectus Directive.

United Kingdom

Each underwriter has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Switzerland

This prospectus supplement and the accompanying prospectus does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement and the accompanying prospectus may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors may be individually approached by the underwriters from time to time.

Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Singapore Securities and Futures Act Product Classification

Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

LEGAL MATTERS

Certain legal matters with respect to the legality of the notes being offered hereby will be passed upon for us by Cravath, Swaine & Moore LLP. Weil, Gotshal & Manges LLP, New York, New York, is advising the underwriters in connection with the offering of the notes.

EXPERTS

The financial statements and the related financial statement schedule as of June 30, 2018 and 2017, and for each of the three years in the period ended June 30, 2018, incorporated by reference in this prospectus, and the effectiveness of Parker’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated by reference herein. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov. Information on or accessible through the SEC’s website is not part of, or incorporated by reference into, this prospectus supplement, other than documents filed with the SEC that we incorporate by reference. We also make available free of charge on our website at www.phstock.com our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, or the Exchange Act, as well as proxy materials we file with the SEC pursuant to Section 14 of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Code of Conduct, Board of Directors Guidelines on Significant Corporate Governance Issues and Independence Standards for Directors are available free of charge on our website at www.phstock.com or in print by writing to Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, Attention: Secretary, or by calling (216) 896-3000. Information on or accessible through our website is not part of, or incorporated by reference into, this prospectus supplement, other than documents filed with the SEC that we incorporate by reference.

INFORMATION WE INCORPORATE BY REFERENCE

We incorporate by reference the documents listed below and any future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the termination of this offering of notes. Any statement in a document incorporated by reference is an important part of this prospectus supplement. We do not, however, incorporate by reference in this prospectus supplement any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K after the date of this prospectus supplement unless, and except to the extent, specified in such current reports.

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2018;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2018, December 31, 2018 and March 31, 2019;

•	our Definitive Proxy Statement filed on September 24, 2018 to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended June 30, 2018; and

•	our Current Reports on Form 8-K filed on October 26, 2018, January 24, 2019, April 29, 2019 and May 24, 2019.

Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part of this prospectus supplement, except as so modified, and any statement so superseded will not be deemed to constitute a part of this prospectus supplement.

We will provide without charge to each person to whom a copy of this prospectus supplement is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated into this prospectus supplement by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference into those documents. Requests should be directed to:

Parker-Hannifin Corporation

6035 Parkland Boulevard

Cleveland, Ohio 44124-4141

(216) 896-3000

Attention: Corporate Secretary

PROSPECTUS

PARKER-HANNIFIN CORPORATION

Debt Securities

Common Shares

Serial Preferred Stock

Depositary Shares

Warrants

Stock Purchase Contracts

Stock Purchase Units

We may offer from time to time, in one or more offerings, debt securities, common shares, serial preferred stock, depositary shares, warrants, stock purchase contracts and stock purchase units. This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms of the securities in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any related prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.

We may sell the securities on an immediate, continuous or delayed basis directly, through underwriters, dealers or agents as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any underwriters, dealers and agents, reserve the right to reject, in whole or in part, any proposed purchase of securities. The names of any underwriters, dealers or agents will be included in a prospectus supplement. If any underwriters, dealers or agents are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. In addition, the underwriters may overallot a portion of the securities.

Our common shares are listed on the New York Stock Exchange under the symbol “PH.” None of our other securities are listed on any national securities exchange.

Investing in our securities involves certain risks. Please read carefully the section titled “Risk Factors” beginning on page 1 of this prospectus.

Our executive offices are located at 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141 and our telephone number is (216) 896-3000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 1, 2016.

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus, any applicable supplement to this prospectus or any applicable free writing prospectus. We do not take responsibility for any information or representation not contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or applicable free writing prospectus. This prospectus, any applicable prospectus supplement and any applicable free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor do this prospectus, any applicable prospectus supplement and any applicable free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement, the documents incorporated herein and therein by reference, and any applicable free writing prospectus is correct on any date after their respective dates, even though this prospectus, an applicable prospectus supplement or an applicable free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition and results of operations may have changed since those dates.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, under the “shelf” registration process. Under this shelf registration process, we may sell, at any time and from time to time, any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The applicable prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information under the heading “Where You Can Find More Information.”

References in this prospectus to the terms “we,” “our,” “us” or “Parker” or other similar terms mean Parker-Hannifin Corporation, unless we state otherwise or the context indicates otherwise.

RISK FACTORS

Before you purchase securities offered pursuant to this prospectus, you should be aware of various risks, including but not limited to those discussed under the caption “Risk Factors” included in our most recent Annual Report on Form 10-K, which is incorporated into this prospectus by reference and may be updated and modified periodically in our reports filed with the SEC. See “Information We Incorporate by Reference” for more information on these reports. You should carefully consider these risk factors together with all other information in this prospectus and the applicable prospectus supplement before you decide to invest in the securities. If any of these risks actually occurs, our business, results of operations and cash flows could suffer. In that case, the trading price of our securities could decline, and you could lose all or a part of your investment.

PARKER-HANNIFIN CORPORATION

We are a leading worldwide diversified manufacturer of motion and control technologies and systems, providing precision engineered solutions for a wide variety of mobile, industrial and aerospace markets.

Parker was incorporated in Ohio in 1938. Its principal executive offices are located at 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, telephone (216) 896-3000. We also maintain a website that contains additional information about us at http://www.phstock.com. Information on or accessible through our website is not part of, or incorporated by reference into, this prospectus, other than documents filed with the SEC that we incorporate by reference.

DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

Forward-looking statements contained in this prospectus, any prospectus supplement or free writing prospectus, the documents incorporated by reference into this prospectus and other written reports and oral statements we may make from time to time are made based on known events and circumstances at the time of release and, as such, are subject in the future to unforeseen uncertainties and risks. These types of statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan” and “forecast.” All statements regarding future performance, earnings projections, events or developments are forward-looking statements. It is possible that our future performance and our earnings projections for Parker, including our individual segments, may differ materially from current expectations, depending on economic conditions within our mobile, industrial and aerospace markets, and our ability to maintain and achieve anticipated benefits associated with announced realignment activities, strategic initiatives to improve operating margins, actions taken to combat the effects of the current economic environment, and growth, innovation and global diversification initiatives. A change in economic conditions in individual markets may have a particularly volatile effect on segment performance. Among other factors which may affect future performance are:

•

changes in business relationships with and purchases by or from major customers, suppliers or distributors, including delays or cancellations in shipments, disputes regarding contract terms or significant changes in financial condition, changes in contract cost and revenue estimates for new development programs, and changes in product mix;

•	ability to identify acceptable strategic acquisition targets;

•	uncertainties surrounding timing, successful completion or integration of acquisitions and similar transactions;

•	the ability to successfully divest businesses planned for divestiture and realize the anticipated benefits of such divestitures;

•

the determination to undertake business realignment activities and the expected costs thereof and, if undertaken, the ability to complete such activities and realize the anticipated cost savings from such activities;

•	ability to implement successfully the Company’s capital allocation initiatives;

•	increases in raw material costs that cannot be recovered in product pricing;

•	the Company’s ability to manage costs related to insurance and employee retirement and health care benefits;

•	threats associated with and efforts to combat terrorism and cyber-security risks;

•	uncertainties surrounding the ultimate resolution of outstanding legal proceedings;

•	competitive market conditions and resulting effects on sales and pricing; and

•

global economic factors, including manufacturing activity, air travel trends, currency exchange rates, difficulties entering new markets and general economic conditions such as inflation, deflation, interest rates and credit availability.

These factors and the other risk factors described in this prospectus and any prospectus supplement, including the documents incorporated by reference, are not necessarily all of the important factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us. You should carefully read the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K, which is incorporated into this prospectus by reference and may be updated and modified periodically in our reports filed with the SEC. See “Information We Incorporate by Reference” for more information on these reports. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov. Information on or accessible through the SEC’s website is not part of, or incorporated by reference into, this prospectus, other than documents filed with the SEC that we incorporate by reference. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the Public Reference Room.

We also make available free of charge on our website at www.phstock.com our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, or the Exchange Act, as well as proxy materials we file with the SEC pursuant to Section 14 of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Code of Conduct, Board of Directors Guidelines on Significant Corporate Governance Issues and Independence Standards for Directors are available free of charge on our website at www.phstock.com or in print by writing to Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, Attention: Secretary, or by calling (216) 896-3000. Information on or accessible through our website is not part of, or incorporated by reference into, this prospectus, other than documents filed with the SEC that we incorporate by reference.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC will automatically update this prospectus.

We incorporate by reference the documents listed below which we filed with the SEC under the Exchange Act:

•	Annual Report on Form 10-K for the year ended June 30, 2016(1);

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2016;

•	Current Reports on Form 8-K filed with the SEC on August 22, 2016, November 1, 2016, November 21, 2016 and December 1, 2016;

•

the description of our common shares contained in our Registration Statement on Form 8-A filed with the SEC on September 8, 1967 and all amendments and reports filed for the purpose of updating that description; and

•

the description of our common share purchase rights contained in our Registration Statement on Form 8-A filed with the SEC on February 8, 2007 and all amendments and reports filed for the purpose of updating that description.

(1)

The Company adopted Accounting Standards Update (ASU) 2016-09, “Improvements to Employee Share-Based Payment Accounting,” and ASU 2015-03, “Interest - Imputation of Interest,” in the quarter ended September 30, 2016. These standards both had retrospective impacts, and prior periods were retroactively adjusted in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016. The financial statements in the Company’s Annual Report on Form 10-K for the year ended June 30, 2016 have not been retroactively adjusted for incorporation herein because the impact was not material.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the offering of the securities terminates. We will not, however, incorporate by reference in this prospectus any documents or portions of any documents that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports or herein.

You may request a copy of any of these filings (other than an exhibit to those filings, unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by calling or writing us at the following address:

Secretary

Parker-Hannifin Corporation

6035 Parkland Blvd.

Cleveland, Ohio 44124-4141

Telephone Number: (216) 896-3000

Any statement contained or incorporated by reference in this prospectus or any prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus or the applicable prospectus supplement to the extent that a statement contained in this prospectus or the applicable prospectus supplement, or in any subsequently filed document which also is incorporated in this prospectus or any prospectus supplement by reference, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the applicable prospectus supplement. Any statement made in this prospectus or the applicable prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement of which this prospectus is a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified by reference to the actual document.

USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include, but are not limited to:

•	reduction or refinancing of outstanding indebtedness or other corporate obligations;

•	acquisitions;

•	capital expenditures; and

•	working capital.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of consolidated earnings to fixed charges for the periods presented:

	For the Fiscal Years Ended June 30,					Three Months Ended September 30, 2016
	2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges	7.69x	9.99x	13.23x	10.64x	12.75x	7.69x

The ratio has been computed by dividing earnings by fixed charges. For purposes of computing the ratio:

•

earnings consist of (i) income from continuing operations before income taxes and non-controlling interests, (ii) fixed charges (excluding capitalized interest), (iii) loss (income) of equity investees and (iv) amortization of capitalized interest; and

•

fixed charges consist of (i) interest on indebtedness, whether expensed or capitalized, (ii) amortized expenses related to indebtedness and (iii) that portion of rental expense Parker believes is representative of interest.

We did not have any serial preferred stock outstanding during the periods presented above. There were no serial preferred stock dividends paid or accrued during the periods presented above.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue separately, upon exercise of a debt warrant, in connection with a stock purchase contract or as part of a stock purchase unit from time to time in the form of one or more series of debt securities. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities.

Our unsecured senior debt securities will be issued under an indenture, dated May 3, 1996, between us and Wells Fargo Bank, N.A. (as successor to National City Bank), as trustee, or another indenture to be entered into by us and Wells Fargo Bank, N.A. or another trustee. The unsecured subordinated debt securities will be issued under a separate indenture to be entered into by us and Wells Fargo Bank, N.A. or another trustee.

A copy of the May 3, 1996 senior debt indenture has been previously filed with the SEC and is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and is incorporated by reference into this prospectus. Another form of senior debt indenture is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. A form of the subordinated debt indenture is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. You should refer to the applicable indenture for more specific information. In addition, you should consult the applicable prospectus supplement for particular terms of our debt securities. In this prospectus, we sometimes refer to the senior debt indentures and the subordinated debt indenture as the “indentures.”

The indentures will not limit the amount of debt securities that we may issue and will permit us to issue securities from time to time in one or more series. The debt securities will be unsecured obligations of Parker. We currently conduct a portion of our operations through subsidiaries, and the holders of debt securities (whether senior or subordinated debt securities) will be effectively subordinated to the creditors of our subsidiaries. This means that creditors of our subsidiaries will have a claim to the assets of our subsidiaries that is superior to the claim of our creditors, including holders of our debt securities.

Generally, we will pay the principal of, premium, if any, and interest on our registered debt securities either at an office or agency that we maintain for that purpose or, if we elect, we may pay interest by mailing a check to your address as it appears on our register (or, at the election of the holder, by wire transfer to an account designated by the holder). Except as may be provided otherwise in the applicable prospectus supplement, no payment on a bearer security will be made by mail to an address in the United States or by wire transfer to an account in the United States. Except as may be provided otherwise in the applicable prospectus supplement, we will issue our debt securities only in fully registered form without coupons, generally in denominations of $1,000 or integral multiples of $1,000. We will not apply a service charge for a transfer or exchange of our debt securities, but we may require that you pay the amount of any applicable tax or other governmental charge.

The applicable prospectus supplement will describe the following terms of any series of debt securities that we may offer:

•	the title of the debt securities;

•	whether they are senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities offered through that prospectus supplement;

•	the identity of the person to whom we will pay interest if it is anybody other than the person in whose name the security is registered;

•	when the principal of the debt securities will mature;

•	the interest rate or the method for determining it, including any procedures to vary or reset the interest rate;

•	when interest will be payable, as well as the record dates for determining to whom we will pay interest;

•	where the principal of, premium, if any, and interest on the debt securities will be paid;

•	any obligation of ours to redeem, repurchase or repay the debt securities under any mandatory or optional sinking funds or similar arrangements and the terms of those arrangements;

•	when the debt securities may be redeemed if they are redeemable, as well as the redemption prices, and a description of the terms of redemption;

•	the denominations of the debt securities, if other than $1,000 or an integral multiple of $1,000;

•	the amount that we will pay the holder if the maturity of the debt securities is accelerated, if other than the entire principal amount;

•	the currency in which we will make payments to the holder and, if a foreign currency, the manner of conversion from U.S. dollars;

•	any index or formula we may use to determine the amount of payment of principal of, premium, if any, and interest on the debt securities;

•	whether the debt securities will be issued in electronic, global or certificated form;

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if the debt securities will be issued only in the form of a global note, the name of the depositary or its nominee and the circumstances under which the global note may be transferred or exchanged to someone other than the depositary or its nominee;

•	the applicability of the legal defeasance and covenant defeasance provisions in the applicable indenture;

•	any additions or changes to events of default and, in the case of subordinated debt securities, any additional events of default that would result in acceleration of their maturity;

•	any additions or changes to the covenants relating to permitted consolidations, mergers or sales of assets or otherwise;

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the amount that will be deemed to be the principal amount of the debt securities as of a particular date before maturity if the principal amount payable at the stated maturity date will not be able to be determined on that date;

•

whether the debt securities will be convertible into or exchangeable for any other securities and the terms and conditions upon which a conversion or exchange may occur, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions; and

•	any other terms of the debt securities not inconsistent with the terms of the applicable indenture.

Debt securities may bear interest at fixed or floating rates. We may issue our debt securities at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a substantial discount below their stated principal amount. Generally speaking, if our debt securities are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will receive an amount less than their principal amount. Tax and other special considerations applicable to any series of debt securities, including original issue discount debt, will be described in the prospectus supplement in which we offer those debt securities. In addition, certain U.S. federal income tax or other considerations, if any, applicable to any debt securities that are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement.

We will comply with Section 14(e) under the Exchange Act and any other tender offer rules under the Exchange Act that may then apply to any obligation we may have to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

Subordination of Subordinated Debt Securities

Debt securities of a series may be subordinated to senior indebtedness to the extent set forth in the prospectus supplement relating to the subordinated debt securities. The definition of “senior indebtedness” will include, among other things, senior debt securities and will be specifically set forth in that prospectus supplement.

Subordinated debt securities of a particular series and any coupons relating to those debt securities will be subordinate in right of payment, to the extent and in the manner set forth in the subordinated debt indenture and the prospectus supplement relating to those subordinated debt securities, to the prior payment of all of our indebtedness that is designated as senior indebtedness with respect to that series.

Upon any payment or distribution of our assets to creditors, upon a total or partial liquidation or dissolution of Parker or in a bankruptcy, receivership, or similar proceeding relating to Parker or our property, holders of senior indebtedness will be entitled to receive payment in full in cash before holders of subordinated debt securities will be entitled to receive any payment of principal, premium, if any, or interest with respect to the subordinated debt securities. Until the senior indebtedness is paid in full, any distribution to which holders of subordinated debt securities would otherwise be entitled will be made to the holders of senior indebtedness, except that holders of subordinated debt securities may receive distributions of shares of stock and any debt securities that are subordinated to senior indebtedness to at least the same extent as the subordinated debt securities, all as described in the applicable prospectus supplement.

Unless otherwise provided in an applicable prospectus supplement, we may not make any payments of principal, premium, if any, or interest with respect to subordinated debt securities, make any deposit for the purpose of defeasance of the subordinated debt securities, or repurchase, redeem, or otherwise retire, except, in the case of subordinated debt securities that provide for a mandatory sinking fund, by our delivery of subordinated debt securities to the trustee in satisfaction of our sinking fund obligation, any subordinated debt securities if:

•	any principal, premium, if any, or interest with respect to senior indebtedness is not paid within any applicable grace period (including at maturity); or

•

any other default on senior indebtedness occurs and the maturity of that senior indebtedness is accelerated in accordance with its terms, unless, in either case, the default has been cured or waived and the acceleration has been rescinded, the senior indebtedness has been paid in full in cash, or we and the trustee receive written notice approving the payment from the representatives of each issue of specified senior indebtedness as described in the applicable prospectus supplement.

Unless otherwise provided in an applicable prospectus supplement, during the continuance of any default (other than a default described in the preceding paragraph) with respect to any senior indebtedness pursuant to which the maturity of that senior indebtedness may be accelerated immediately without further notice (except such notice as may be required to effect the acceleration) or the expiration of any applicable grace periods, we may not pay the subordinated debt securities for such periods after notice of the default from the representative of specified senior indebtedness as shall be specified in the applicable prospectus supplement.

By reason of this subordination, in the event of insolvency, our creditors who are holders of senior indebtedness or holders of any indebtedness or serial preferred stock of our subsidiaries, as well as certain of our general creditors, may recover more, ratably, than the holders of the subordinated debt securities.

Events of Default

Unless otherwise provided in an applicable prospectus supplement, any of the following events will constitute an event of default for a series of debt securities under an indenture:

•	failure to pay interest on our debt securities of that series (or payment with respect to the related coupons, if any) and continuation of the default for 30 days past the applicable due date;

•	failure to pay principal of, or premium, if any, on our debt securities of that series when due (whether at maturity, upon redemption, declaration of acceleration, required repurchase or otherwise);

•	failure to make any sinking fund payment on our debt securities of that series when due;

•

failure to perform any other covenant or agreement in the indenture, other than a covenant included in the indenture solely for appropriate benefit of a different series of our debt securities, which failure continues for 60 days after the trustee or holders of at least 10% of the outstanding principal amount of the debt securities of that series have given written notice of the failure in the manner provided in the indenture;

•

acceleration of more than $10,000,000 of our or our restricted subsidiaries’ other indebtedness under the terms of the applicable debt instrument if the acceleration is not rescinded or the indebtedness is not paid within ten days after the trustee or holders of at least 10% of the outstanding principal amount of the debt securities of that series have given written notice of the default in the manner provided in the indenture;

•	specified events relating to our bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to debt securities of that series.

An event of default with respect to one series of debt securities is not necessarily an event of default for another series.

If there is an event of default with respect to a series of our debt securities, which continues for the requisite amount of time, either the trustee or holders of at least 25% of the aggregate principal amount of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately. If the securities were issued at an original issue discount, less than the stated principal amount may become payable. After the declaration of acceleration of the maturity of the debt securities of any series, but before the trustee obtains a judgment or decree for payment of the money due, the holders of at least a majority in aggregate principal amount of the debt securities of that series may, on behalf of the holders of all debt securities and any related coupons of that series, rescind and annul the declaration of acceleration if we take specific evincing steps to cure the breach, as specified in the applicable indenture. In addition, the holders of at least a majority in aggregate principal amount of the debt securities of a series may, on behalf of the holders of all debt securities and any related coupons of that series, waive any past default with respect to the series and its consequences, except defaults in the payment of principal, premium, if any, or interest on the security or in respect of a covenant that cannot be modified or amended without the consent of the holder of each outstanding security of the affected series. Such a waiver causes the event of default to cease to exist and be deemed to have been cured.

Each indenture requires us to file annually with the trustee an officer’s certificate as to the absence of defaults under the terms of the respective indenture. Each indenture provides that if a default occurs with respect to debt securities of any series issued under such indenture, the trustee will give the holders of the relevant series notice of the default when, as and to the extent provided by the Trust Indenture Act of 1939. However, in the case of any default under any covenant with respect to the series, no notice of default to holders will be given until at least 30 days after the occurrence of the default.

Each indenture provides that the trustee will be under no obligation, subject to the duty of the trustee during the continuance of an event of default to act with the required standard of care, to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless these holders shall have offered to the trustee reasonable security or indemnity. Subject to these provisions for indemnification of the trustee, the holders of a majority of the amount of the outstanding debt securities of any series will have the right to direct the time, manner and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee, with respect to the debt securities of that series.

Satisfaction and Discharge of the Indentures

An indenture will generally cease to be of any further effect with respect to a series of debt securities if:

•	we have delivered to the applicable trustee for cancellation all debt securities of that series (with certain limited exceptions); or

•	all debt securities and coupons of that series not previously delivered to the trustee for cancellation:

–	have become due and payable;

–	will become due and payable at their stated maturity within one year; or

–

are to be called for redemption within one year under arrangements satisfactory to the trustee, and we have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all of those debt securities and coupons.

For the trustee to execute proper instruments acknowledging the satisfaction and discharge of an indenture in either case described above, we must also pay or cause to be paid all other sums payable under the applicable indenture by us, and deliver to the trustee an officer’s certificate and an opinion of counsel stating that all indenture conditions have been met.

Legal Defeasance and Covenant Defeasance

Any series of our debt securities may be subject to the defeasance and discharge provisions of the applicable indenture if so specified in the applicable prospectus supplement. If those provisions are applicable, we may elect either:

•	legal defeasance, which will permit us to defease and be discharged from, subject to limitations, all of our obligations with respect to those debt securities; or

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covenant defeasance, which will permit us to be released from our obligations to comply with covenants relating to those debt securities as described in the applicable prospectus supplement, which may include obligations concerning subordination of our subordinated debt securities.

If we exercise our legal defeasance option with respect to a series of debt securities, payment of those debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of those debt securities may not be accelerated because of an event of default related to the specified covenants.

Unless otherwise provided in the applicable prospectus supplement, we may invoke legal defeasance or covenant defeasance with respect to any series of our debt securities only if:

•	we irrevocably deposit with the trustee, in trust:

–	an amount in funds;

–

U.S. government obligations which, through the scheduled payment of principal and interest in accordance with their terms, will provide, not later than one day before the due date of any payment, an amount in funds; or

–	any combination of funds or U.S. government obligations,

which are sufficient to pay upon maturity or redemption, as the case may be, the principal of, premium, if any, and interest on those debt securities;

•

we deliver to the trustee a certificate from a nationally recognized independent registered public accounting firm expressing their opinion that the combination of funds or U.S. government obligations will provide cash at times and in amounts as will be sufficient to pay the principal, premium, if any, and interest when due with respect to all the debt securities of that series to maturity or redemption, as the case may be;

•

90 days pass after the deposit described above is made and, during the 90-day period, no default relating to our bankruptcy, insolvency or reorganization occurs that is continuing at the end of that period;

•	no event of default has occurred and is continuing on the date of the deposit described above after giving effect to the deposit;

•	we deliver to the trustee an officer’s certificate to the effect that no debt security will be delisted as a result of the deposit described above;

•	the deposit will not cause the trustee to have a conflict of interest under the Trust Indenture Act of 1939;

•	the legal defeasance or covenant defeasance will not result in a breach of or default under any other agreement to which we are party or to which we are bound;

•

the legal defeasance or covenant defeasance will not result in the trust arising from the deposit described above constituting an investment company under the Investment Company Act of 1940 unless registered under the Investment Company Act or exempt;

•	we deliver to the trustee an opinion of counsel addressing certain federal income tax matters relating to the defeasance; and

•

we deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the debt securities of that series as contemplated by the applicable indenture have been complied with.

Modification and Waiver

We may enter into supplemental indentures for the purpose of modifying or amending an indenture with the consent of holders of at least 662/3% in aggregate principal amount of each series of our outstanding debt securities affected. However, unless otherwise provided in the applicable prospectus supplement, the consent of all of the holders of our debt securities that are affected by any modification or amendment is required for any of the following:

•	to reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment or waiver;

•	to reduce the rate of or extend the time for payment of interest on any debt security or coupon or reduce the amount of any interest payment to be made with respect to any debt security or coupon;

•

to reduce the principal of or change the stated maturity of principal of, or any installment of principal of, or interest on, any debt security or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of maturity;

•	to reduce the premium payable upon the redemption of any debt security or change the time at which any debt security may or shall be redeemed;

•	to modify the subordination provisions of our subordinated debt securities in a manner adverse to holders;

•	to change the place or currency of payment of principal, or any premium or interest on, any debt security;

•

to impair the right to bring a lawsuit for the enforcement of any payment on or after the stated maturity of any debt security (or in the case of redemption, on or after the date fixed for redemption); or

•

to modify any of the above provisions of an indenture, except to increase the percentage in principal amount of debt securities of any series whose holders must consent to an amendment or to provide that certain other provisions of an indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected by the modification or waiver.

In addition, we and the trustee with respect to an indenture may enter into supplemental indentures without the consent of the holders of debt securities for one or more of the following purposes (in addition to any other purposes specified in an applicable prospectus supplement):

•

to evidence that another person has become our successor under the provisions of the indenture and that the successor assumes our covenants, agreements and obligations in the indenture and in the debt securities;

•

to surrender any of our rights or powers under the indenture, to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities, and to make a default in any of these additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture;

•

to cure any ambiguity or to make corrections to the indenture, any supplemental indenture, or any debt securities, or to make such other provisions in regard to matters or questions arising under the indenture that do not adversely affect the interests of any holders of debt securities of any series;

•

to add to or change any of the provisions of the indenture to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to registered securities or principal, premium or interest with respect to bearer securities, or to permit registered securities to be exchanged for bearer securities, so long as none of these actions adversely affects the interests of the holders of debt securities or any coupons of any series in any material respect;

•	to permit the issuance of debt securities of any series in uncertificated form;

•	to secure the debt securities, subject to specified restrictions;

•	to add to, change or eliminate any of the provisions of the indenture with respect to one or more series of debt securities subject to certain limitations;

•

to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as necessary to provide for the administration of the indenture by more than one trustee; and

•	to establish the form or terms of debt securities and coupons of any series.

Certain Covenants

Except as may be provided otherwise in the applicable prospectus supplement, we will be bound by certain restrictions in connection with the issuance of debt securities. Unless otherwise described in a prospectus supplement relating to any debt securities, other than as described below under “— Restrictions on Secured Debt,” “— Restrictions on Sales and Leasebacks” and “— Consolidation, Merger and Sale of Assets,” the indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of debt securities for information about any deletions from, modifications of or additions to, the events of default or covenants of ours contained in an indenture, including any addition of a covenant or other provision providing event risk or similar protection.

Certain Definitions

Unless otherwise provided in the applicable prospectus supplement, the following terms will mean as follows for purposes of covenants that may be applicable to any particular series of debt securities.

“Attributable Debt” means the total net amount of rent required to be paid during the remaining primary term of certain leases, discounted from the due date at a rate per annum equal to the weighted average yield to maturity of the debt securities calculated in accordance with generally accepted financial practices.

“Consolidated Net Tangible Assets” means the aggregate amount of assets, less applicable reserves and other properly deductible items, after deducting (i) all liabilities other than deferred income taxes, Funded Debt and shareholders’ equity and (ii) all goodwill and other intangibles of ours and our consolidated Subsidiaries computed in accordance with accounting principles generally accepted in the United States of America.

“Debt” means loans and notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

“Funded Debt” means (i) all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower and (ii) rental obligations payable more than 12 months from such date under leases which are capitalized in accordance with accounting principles generally accepted in the United States of America (such rental obligations to be included as Funded Debt at the amount so capitalized at the date of such computation and to be included for the purposes of the definition of Consolidated Net Tangible Assets both as an asset and as Funded Debt at the respective amounts so capitalized).

“Principal Property” means any manufacturing or processing plant or warehouse owned by us or any Restricted Subsidiary which is located within the United States and the gross book value of which (including related land, improvements, machinery and equipment without deduction of any depreciation reserves) on the date as of which the determination is being made, exceeds 1% of Consolidated Net Tangible Assets, with certain exceptions due to materiality to our business or to the use or operation of this property as determined by our board of directors.

“Restricted Subsidiary” means a Subsidiary of ours where substantially all the property is located, or substantially all of the business is carried on, within the United States and which owns a Principal Property.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us and/or one or more of our Subsidiaries.

Restrictions on Secured Debt

Unless otherwise provided in the applicable prospectus supplement, we will not, and we will not permit any Restricted Subsidiary to, incur, issue, assume or guarantee any Debt secured by a pledge of, or mortgage or other lien on, any Principal Property or any shares of capital stock of, or Debt of, any Restricted Subsidiary (such pledges, mortgages and other liens being hereinafter called “Mortgage” or “Mortgages”), without providing that the debt securities are secured equally and ratably with (or, at our option, prior to) such secured Debt.

Unless otherwise provided in the applicable prospectus supplement, this obligation will not apply if, after giving effect to the secured Debt, the aggregate amount of all this Debt so secured together with all Attributable Debt of our and our Restricted Subsidiaries in respect of sale and leaseback transactions (other than sale and leaseback transactions described in “— Restrictions on Sales and Leasebacks”) involving Principal Properties, would not exceed 10% of Consolidated Net Tangible Assets.

Unless otherwise provided in the applicable prospectus supplement, this obligation will not apply to, and there will be excluded in computing secured Debt for the purpose of the restriction, Debt secured by:

•

Mortgages on property, stock or Debt of any corporation, partnership, association or other entity existing at the time that corporation, partnership, association or other entity becomes a Restricted Subsidiary or obligor under the applicable indenture;

•	Mortgages in favor of Parker or a Restricted Subsidiary;

•	Mortgages in favor of a governmental body to secure progress, advance or other payments pursuant to any contract or provision of any statute;

•

Mortgages on property, stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price, construction cost or development cost created or assumed within 180 days after the acquisition or completion of construction or development of this property, stock or Debt;

•	Debt secured by Mortgages securing industrial revenue or pollution control bonds; and

•

any extension, renewal or refinancing (or successive extensions, renewals or refinancings), as a whole or in part, of any of the foregoing, except that this extension, renewal or refinancing Mortgage will be limited to all or a part of the same property, shares of stock or Debt that secured the Mortgage extended, renewed or refinanced (plus improvements on the property).

Restrictions on Sales and Leasebacks

Unless otherwise provided in the applicable prospectus supplement, neither we nor any of our Restricted Subsidiaries may enter into any sale and leaseback transaction involving any Principal Property, unless the aggregate amount of all Attributable Debt of us and our Restricted Subsidiaries with respect to this transaction plus all secured Debt would not exceed 10% of Consolidated Net Tangible Assets.

Unless otherwise provided in the applicable prospectus supplement, this obligation will not apply to, and there will be excluded in computing Attributable Debt for purposes of this restriction, any sale and leaseback transaction if:

•	the sale or transfer of the Principal Property is made within 180 days after the later of its acquisition or completion of construction;

•	the lease secures or relates to industrial revenue or pollution control bonds; or

•

we or our Restricted Subsidiary, within 180 days after the sale is completed, apply (i) to the retirement of the debt securities, other Funded Debt of Parker ranking on parity with or senior to the debt securities, or Funded Debt of a Restricted Subsidiary or (ii) to the purchase of other property which will constitute a Principal Property having a value at least equal to the value of the Principal Property leased, an amount equal to the greater of (A) the net proceeds of the sale of the Principal Property leased or (B) the fair market value of the Principal Property leased.

In lieu of applying proceeds to the retirement of Funded Debt, we may surrender debentures or notes, including the debt securities, to the trustee for retirement and cancellation, or we or any Restricted Subsidiary may receive credit for the principal amount of Funded Debt voluntarily retired within 180 days after this sale.

This restriction will not apply to any sale and leaseback transaction between Parker and a Restricted Subsidiary or between Restricted Subsidiaries or involving the taking back of a lease for a period of three years or less.

Consolidation, Merger and Sale of Assets

Unless otherwise provided in the applicable prospectus supplement, our indentures prohibit us from consolidating with or merging into another business entity, or transferring or leasing substantially all of our assets, unless:

•

the surviving or acquiring entity is a United States corporation, partnership or trust and it expressly assumes our obligations with respect to our debt securities by executing a supplemental indenture;

•	immediately after giving effect to the transaction, no default or event of default would occur or be continuing; and

•	we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, lease or sale complies with the indenture.

The indenture further provides that no consolidation or merger of us with or into any other corporation and no conveyance, transfer or lease of our property substantially as an entirety to another person may be made if, as a result thereof, any Principal Property of ours or any of our Restricted Subsidiaries or any shares of capital stock or Debt of a Restricted Subsidiary would become subject to a Mortgage which is not expressly excluded from the restrictions or permitted by the indentures, unless the debt securities are secured equally and ratably with, or prior to, all indebtedness secured thereby.

Conversion or Exchange Rights

If debt securities of any series are convertible or exchangeable, the applicable prospectus supplement will specify:

•	the type of securities into which they may be converted or exchanged;

•	the conversion price or exchange ratio, or its method of calculation;

•	whether conversion or exchange is mandatory or at the holder’s election;

•	how and when the conversion price or exchange ratio may be adjusted; and

•	any other important terms concerning the conversion or exchange rights.

Global Securities

Our debt securities may be issued in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement. If so, each global security will be issued in the denomination of the aggregate principal amount of securities that it represents. Unless and until it is exchanged in whole or in part for debt securities that are in definitive registered form, a global security may not be transferred or exchanged except as a whole to the depositary, another nominee of the depositary, or a successor of the depositary or its nominee.

The specific material terms of the depositary arrangement with respect to any portion of a series of our debt securities that will be represented by a global security will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to our depositary arrangements.

Upon the issuance of any global security and its deposit with or on behalf of the depositary, the depositary will credit, on its book-entry registration and transfer system, the principal amounts of our debt securities represented by the global security to the accounts of participating institutions that have accounts with the depositary or its nominee. The underwriters or agents engaging in the distribution of our debt securities, or we, if we are offering and selling our debt securities directly, will designate the accounts to be credited. Ownership of beneficial interests in a global security will be limited to participating institutions or their clients. The depositary or its nominee will keep records of the ownership and transfer of beneficial interests in a global security by participating institutions. Participating institutions will keep records of the ownership and transfer of beneficial interests by their clients. The laws of some jurisdictions may require that purchasers of our securities receive physical certificates, which may impair a holder’s ability to transfer its beneficial interests in global securities.

While the depositary or its nominee is the registered owner of a global security, the depositary or its nominee will be considered the sole owner of all of our debt securities represented by the global security for all purposes under the indentures. Generally, if a holder owns beneficial interests in a global security, that holder will not be entitled to have our debt securities registered in that holder’s own name, and that holder will not be entitled to receive a certificate representing that holder’s ownership. Accordingly, if a holder owns a beneficial interest in a global security, the holder must rely on the depositary and, if applicable, the participating institution of which that holder is a client to exercise the rights of that holder under the applicable indenture.

The depositary may grant proxies and otherwise authorize participating institutions to take any action that a holder is entitled to take under an indenture. We understand that, according to existing industry practices, if we request any action of holders, or any owner of a beneficial interest in a global security wishes to give any notice or take any action, the depositary would authorize the participating institutions to give the notice or take the action, and the participating institutions would in turn authorize their clients to give the notice or take the action.

Generally, we will make payments on our debt securities represented by a global security directly to the depositary or its nominee. It is our understanding that the depositary will then credit the accounts of participating institutions, which will then distribute funds to their clients. We also expect that payments by participating institutions to their clients will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of clients registered in “street names,” and will be the responsibility of the participating institutions. Neither we nor the trustee, nor our respective agents, will have any responsibility, or bear any liability, for any aspects of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing records relating to beneficial interests.

Generally, a global security may be exchanged for certificated debt securities only in the following instances:

•

the depositary notifies us that it is unwilling or unable to continue as depositary for the relevant global security, or it has ceased to be a registered clearing agency, if required to be registered by law;

•	there shall have occurred and be continuing an event of default with respect to the global security; or

•	another event, described in the relevant prospectus supplement, has occurred.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a debt security; for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; or for any other aspect of the relationship between The Depository Trust Company, or DTC, and its participants or the relationship between such participants and the beneficial owners of interests in a debt security.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the debt securities. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated debt securities to be issued.

One fully-registered global security will be issued for each issue of debt securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

The following information concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy or completeness thereof.

Unless otherwise specified in the applicable prospectus supplement, DTC will act as the depositary for securities issued in the form of global securities. Global securities will be issued as fully-registered securities registered in the name of Cede & Co., which is DTC’s partnership nominee, or such other name as may be requested by an authorized representative of DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments from countries that DTC’s participants, referred to herein as direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, referred to herein as indirect participants. The DTC Rules applicable to its participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com and www.dtc.org. Information on or accessible through such websites is not part of, or incorporated by reference into, this prospectus.

Purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security, or the beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of debt securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the debt securities, such as redemptions, tenders, defaults and proposed amendments to the debt security documents. For example, beneficial owners of debt securities may wish to ascertain that the nominee holding the debt securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices will be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions and payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on the date payable in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participant and not of DTC (or its nominee), our agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or our agent. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depository is not obtained, certificates for the debt certificates are required to be printed and delivered. In addition, we may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates for the debt securities will be printed and delivered to DTC.

Debt securities may be issued as registered securities, which will be registered as to principal and interest in the register maintained by the registrar for those debt securities, or bearer securities, which will be transferable only by delivery. If debt securities are issuable as bearer securities, certain special limitations and considerations will apply, as set forth in the applicable prospectus supplement.

Our Senior Debt Trustee and Subordinated Debt Trustee

The current trustee for our senior debt securities is Wells Fargo Bank, N.A., which performs services for us in the ordinary course of business. In addition, the unsecured subordinated debt securities will be issued under a separate indenture to be entered into by us and Wells Fargo Bank, N.A., as trustee, or another trustee. Wells Fargo Bank, N.A. acts as a depositary for funds of, performs certain other services for, and transacts other banking business with us and certain of our subsidiaries in the normal course of its business. Wells Fargo Bank, N.A. is a participating lender under our current U.S. credit facility. We may engage additional or substitute trustees with respect to particular series of our debt securities.

Governing Law

The indentures and the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

Capitalization

Our authorized capital stock consists of 603,000,000 shares of stock, including:

•	600,000,000 common shares, par value of $.50 per share; and

•	3,000,000 shares of serial preferred stock, par value of $.50 per share.

Common Shares

This section describes the general terms of our common shares. For more detailed information, you should refer to our amended articles of incorporation and amended code of regulations, copies of which have been filed with the SEC. These documents are also incorporated by reference into this prospectus.

Holders of our common shares are entitled to one vote per share with respect to each matter submitted to a vote of our shareholders, subject to voting rights of shares of our serial preferred stock, if any. Except as provided in connection with our serial preferred stock or as otherwise may be required by law or our amended articles of incorporation, our common shares are the only capital stock entitled to vote in the election of directors. Shareholders of Parker do not have cumulative voting rights in the election of directors.

Subject to the rights of holders of our serial preferred stock, if any, holders of our common shares are entitled to receive dividends and distributions lawfully declared by our board of directors. If we liquidate, dissolve or wind up our business, whether voluntarily or involuntarily, holders of our common shares will be entitled to receive any assets available for distribution to our shareholders after we have paid or set apart for payment the amounts necessary to satisfy any preferential or participating rights to which the holders of each outstanding series of serial preferred stock are entitled by the express terms of that series of serial preferred stock.

Our outstanding common shares are fully paid and nonassessable. Our common shares do not have any preemptive, subscription or conversion rights. We may issue additional authorized common shares as it is authorized by our board of directors from time to time, without shareholder approval, except as may be required by applicable stock exchange requirements. In addition, attached to each of our common shares is one common share purchase right. See “— Rights Agreement” below for a summary discussion of these rights.

Serial Preferred Stock

This section describes the general terms and provisions of our serial preferred stock. The applicable prospectus supplement will describe the specific terms of the shares of serial preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of serial preferred stock. We will file a copy of the amendment to our amended articles of incorporation that contains the terms of each new series of serial preferred stock with the SEC each time we issue a new series of serial preferred stock. This amendment will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable amended articles of incorporation before deciding to buy shares of our serial preferred stock as described in the applicable prospectus supplement.

Our board of directors has been authorized to provide for the issuance of shares of our serial preferred stock in multiple series without the approval of shareholders. With respect to each series of our serial preferred stock, our board of directors has the authority, consistent with our amended articles of incorporation, to fix the following terms:

•	the designation of the series distinguished by number, letter or title;

•	the number of shares within the series, which the board of directors may increase or decrease, except where otherwise provided in the terms of the series;

•	the dividend rate of the series;

•	the dates at which dividends, if declared, shall be payable, and the dates from which dividends shall be cumulative;

•	the liquidation price of the series;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

•	whether the shares are convertible, the price or rate of conversion, and the applicable terms and conditions; and

•	any restrictions on issuance of shares in the same series or any other series.

Dividends in respect of the serial preferred stock will be cumulative and payable quarterly in cash. Holders of serial preferred stock are entitled to one vote for each share of serial preferred stock on all matters presented to shareholders and vote, in general, together with common shares as one class. In the event of a default in the payment of dividends (whether or not declared) in an aggregate amount equivalent to six quarterly dividends (whether or not consecutive), the holders of serial preferred stock, voting as a separate class, have the right to elect two additional directors on Parker’s board of directors. In addition, the holders of serial preferred stock have supermajority voting rights in regard to changes to our amended articles of incorporation or amended code of regulations adversely affecting the voting powers, rights or preferences of this serial preferred stock.

Your rights with respect to your shares of the serial preferred stock will be subordinate to the rights of our general creditors. Shares of our serial preferred stock that we issue will be fully paid and nonassessable, and will not be entitled to preemptive rights unless specified in the applicable prospectus supplement.

The description of our board of director’s powers with respect to serial preferred stock and your rights as a serial preferred stock shareholder in this section does not describe every aspect of these powers and rights. A copy of our amended articles of incorporation has been incorporated by reference in the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain a copy.

Rights Agreement

Attached to each of our common shares is one common share purchase right. Each right entitles the registered holder to purchase from us one common share, par value $.50 per share, at a price of $160.00 per common share, subject to adjustment. The rights expire on February 17, 2017, unless the final expiration date is extended or unless the rights are earlier redeemed or exchanged by us.

The rights are represented by the certificates for our common shares (or, if the common shares shall be uncertificated, by the registration of the associated common shares on our stock transfer books and our confirmation thereof), are not exercisable, and are not separately transferable from the common shares, until the earlier of:

•

ten business days or any earlier or later date (this date, the “flip-in date”) (not to exceed 30 days) determined by the board of directors, after our public announcement that a person or group, called an “acquiring person,” has become the beneficial owner of 15% or more of our outstanding common shares; or

•	ten business days, or a later date determined by the board of directors, after the commencement of a tender or exchange offer that would result in a person or group becoming an acquiring person.

Generally, in the event that a person or group becomes an acquiring person, each right, other than the rights owned by the acquiring person, will entitle the holder to receive, upon exercise of the right, common shares having a value equal to two times the exercise price of the right. In the event that we are acquired in a merger, consolidation or other business combination transaction or more than 50% of our assets, cash flow or earning power is sold or transferred, each right, other than the rights owned by an acquiring person, will entitle the holder to receive, upon the exercise of the right, common shares of the surviving corporation having a value equal to two times the exercise price of the right.

At any time on or after the flip-in date, the board of directors may exchange the rights, other than rights owned by the acquiring person, which would have become void, in whole or in part, at an exchange ratio of one common share per right, subject to adjustment.

The rights are redeemable in whole, but not in part, at $0.01 per right until a flip-in date occurs. The ability to exercise the rights terminates at the time that the board of directors elects to redeem or exchange the rights. At no time will the rights have any voting rights.

The number of outstanding rights, the exercise price payable, and the number of common shares issuable upon exercise of the rights are subject to customary adjustments from time to time to prevent dilution.

The rights have certain anti-takeover effects. The rights may cause substantial dilution to a person or group that attempts to acquire beneficial ownership of more than 15% of our outstanding shares on terms not approved by our board of directors. The rights should not interfere with any merger or other business combination that our board of directors approves.

The description of the rights contained in this section does not describe every aspect of the rights. The rights agreement dated as of February 8, 2007 and amended as of July 6, 2009, as it may be further amended from time to time, between us and the rights agent, contains the full legal text of the matters described in this section. A copy of the rights agreement and the amendment thereto have been incorporated by reference in the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain a copy.

Limitation on Directors’ Liability

Under Section 1701.59(D) of the Ohio Revised Code, unless the articles or the regulations of a corporation state by specific reference that this provision of Ohio law does not apply, a director is liable for monetary damages for any action or omission as a director only if it is proven by clear and convincing evidence that this act or omission was undertaken either with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. This provision, however, does not affect the liability of directors under Section 1701.95 of the Ohio Revised Code, which relates to:

•

the payment of dividends or distributions, the making of distributions of assets to shareholders or the purchase or redemption of the corporation’s shares, contrary to the law or the corporation’s articles;

•	the distribution of assets to shareholders during the winding up of our affairs by dissolution or otherwise, if creditors are not adequately provided for; and

•

the making of certain loans to officers, directors or shareholders, other than in the usual course of business, without approval by a majority of the disinterested directors of the corporation who determined that the loan could reasonably be expected to benefit the corporation.

Section 1701.59(D) applies to our board of directors because our amended articles of incorporation and amended code of regulations do not specifically exclude its applicability. This may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter shareholders or management from bringing a lawsuit against directors based on their actions or omissions, even though such a lawsuit, if successful, might otherwise have benefited us and our shareholders.

Ohio Anti-Takeover Law

Several provisions of the Ohio Revised Code may make it more difficult to acquire us by means of a tender offer, open market purchase, proxy fight or otherwise. These provisions include Section 1701.831 (Control Share Acquisitions), Chapter 1704 (Business Combinations) and Section 1707.041 (Control Bids).

These statutory provisions are designed to encourage persons seeking to acquire control of us to negotiate with our board of directors. We believe that, as a general rule, our interests and the interests of our shareholders would be served best if any change in control results from negotiations with our board of directors based upon careful consideration of the proposed terms, such as, among other factors, the price to be paid to shareholders, the form of consideration to be paid and the anticipated tax effects of the transaction.

These statutory provisions could have the effect of discouraging a prospective acquirer from making a tender offer for our shares or otherwise attempting to obtain control of us. To the extent that these provisions discourage takeover attempts, they could deprive shareholders of opportunities to realize takeover premiums for their shares. Moreover, these provisions could discourage accumulations of large blocks of common shares, thus depriving shareholders of any advantages which large accumulations of stock might provide. Finally, these provisions could limit the ability of shareholders to approve a transaction that they may deem to be in their best interests.

The Ohio Revised Code’s Control Share Acquisition, Business Combination and Control Bids provisions are set forth in summary below. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all sections of the Ohio Revised Code.

Control Share Acquisitions

Section 1701.831 of the Ohio Revised Code provides that certain notice and informational filings and special shareholder meeting and voting procedures must be followed prior to consummation of a proposed “control share acquisition.” The Ohio Revised Code defines a “control share acquisition” as any acquisition of an issuer’s shares which would entitle the acquirer, immediately after that acquisition, directly or indirectly, to exercise or direct the exercise of voting power of the issuer in the election of directors within any one of the following ranges of that voting power:

•	one-fifth or more but less than one-third of that voting power;

•	one-third or more but less than a majority of that voting power; or

•	a majority or more of that voting power.

Assuming compliance with the notice and information filings prescribed by the statute, the proposed control share acquisition may be made only if, at a special meeting of shareholders, the acquisition is approved by at least a majority of the voting power of the issuer represented at the meeting and at least a majority of the voting power remaining after excluding the combined voting power of the “interested shares.” “Interested shares” are the shares held by the intended acquirer and the employee-directors and officers of the issuer, as well as certain shares that were acquired after the date of the first public disclosure of the acquisition but before the record date for the meeting of shareholders and shares that were transferred, together with the voting power thereof, after the record date for the meeting of shareholders.

Business Combinations

We are subject to Chapter 1704 of the Ohio Revised Code, which prohibits certain business combinations and transactions between an “issuing public corporation” and an “interested shareholder” for at least three years after the interested shareholder attains 10% ownership of the issuing public corporation, unless the board of directors of the issuing public corporation approves the transaction prior to the interested shareholder attaining such 10% ownership. An “issuing public corporation” is an Ohio corporation with 50 or more shareholders that has its principal place of business, principal executive offices, or substantial assets within the State of Ohio, and as to which no close corporation agreement exists. An “interested shareholder” is a beneficial owner of 10% or more of the shares of a corporation. Examples of transactions regulated by Chapter 1704 include the disposition of assets, mergers and consolidations, voluntary dissolutions, and the transfer of shares.

Subsequent to the three-year period, a transaction subject to Chapter 1704 may take place provided that certain conditions are satisfied, including:

•	prior to the interested shareholder’s share acquisition date, the board of directors of the issuing public corporation approved the purchase of shares by the interested shareholder;

•

the transaction is approved by the holders of shares with at least 66 2⁄3% of the voting power of the corporation (or a different proportion set forth in the articles of incorporation), including at least a majority of the outstanding shares after excluding shares controlled by the interested shareholder; or

•	the business combination results in shareholders, other than the interested shareholder, receiving a fair price plus interest for their shares.

Control Bids

Section 1707.041 of the Ohio Revised Code regulates certain “control bids” for corporations in Ohio with certain concentrations of Ohio shareholders and permits the Ohio Division of Securities to suspend a control bid if certain information is not provided to offerees, the subject corporation and the Ohio Division of Securities. Control bids include the purchase or offer to purchase any equity security of such a corporation from a resident of Ohio if, after the purchase of that security, the offeror would be directly or indirectly the beneficial owner of more than 10% of any class of issued and outstanding equity securities of the corporation. Information that must be provided in connection with a control bid includes a statement of any plans or proposals that the offeror, upon gaining control, may have to liquidate the subject corporation, sell its assets, effect a merger or consolidation of the corporation, establish, terminate, convert, or amend employee benefit plans, close any plant or facility of the subject corporation or of any of its subsidiaries or affiliates, change or reduce its work force or the work force of any of its subsidiaries or affiliates, or make any other major change in the corporation’s business, corporate structure, management personnel or policies of employment.

Special Charter and Regulations Provisions

Our amended articles of incorporation contain a “fair price” provision that applies to certain business combination transactions involving any person or group that beneficially owns at least 20% of the aggregate voting power of our outstanding capital stock, referred to as an “interested party.” The provision requires the affirmative vote of the holders of at least 80% of our voting stock to approve certain business combination transactions between the interested party and us or our subsidiaries, including:

•	any merger or consolidation;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of our assets or the assets of a subsidiary having a fair market value of at least $20,000,000;

•	the adoption of any plan or proposal for our liquidation or dissolution proposed by or on behalf of the interested party;

•	the issuance or transfer by us or a subsidiary to an interested party of any of our securities or the securities of a subsidiary having a fair market value of $20,000,000 or more; or

•	any recapitalization, reclassification, merger or consolidation involving us that would have the effect of increasing the interested party’s voting power in us or a subsidiary.

The 80% voting requirement will not apply if:

•	the business combination is approved by our board of directors, including by not less than a majority of our continuing directors (as defined in our amended articles of incorporation); or

•	the business combination is a merger or consolidation and the consideration to be received by the holders of each class of capital stock is the highest of:

–	the highest per share price paid by the interested party for the capital stock during the prior two years;

–	the highest sales price reported on a national securities exchange during the prior two years; or

–

in the case of serial preferred stock, the amount of the liquidation preference plus annual compound interest from the date the interested party became an interested party less the aggregate amount of any cash dividends paid during the interest period.

This provision could have the effect of delaying or preventing a change in control in a transaction or series of transactions not satisfying the “fair price” criteria.

The “fair price” provision may be amended only by the affirmative vote of the holders of at least 80% of the aggregate voting power of our outstanding capital stock, unless two-thirds of the continuing directors recommends such a change.

The foregoing provisions of our amended articles of incorporation and amended code of regulations, together with the rights agreement and the provisions of the Ohio antitakeover laws (Section 1701.831, Chapter 1704 and Section 1707.041 of the Ohio Revised Code), could have the effect of delaying, deferring or preventing a change in control or the removal of existing management, of deterring potential acquirors from making an offer to our shareholders and of limiting any opportunity to realize premiums over prevailing market prices for our common shares in connection therewith. This could be the case notwithstanding that a majority of our shareholders might benefit from this change in control or offer.

Transfer Agent and Registrar

Wells Fargo Bank, N.A. serves as the registrar and transfer agent for our common shares.

Stock Exchange Listing

Our common shares are listed on the New York Stock Exchange. The trading symbol for our common shares on this exchange is “PH.”

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer fractional shares of serial preferred stock, rather than full shares of serial preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of serial preferred stock. The prospectus supplement will indicate that fraction. The shares of serial preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the serial preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of serial preferred stock in accordance with the terms of the offering.

We have summarized some common provisions of a depositary agreement and the related depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of serial preferred stock represented by depositary shares, the Bank Depositary will distribute these dividends to the record holders of these depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell this property and distribute the net proceeds from this sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of serial preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the serial preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Serial Preferred Stock

Upon receipt of notice of any meeting at which the holders of the serial preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to this serial preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the serial preferred stock) may instruct the Bank Depositary as to how to vote the serial preferred stock represented by that holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the serial preferred stock represented by such depositary shares in accordance with these instructions, and we will take all action which the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the serial preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing this serial preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless this amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•

there has been a final distribution in respect of the serial preferred stock in connection with any liquidation, dissolution or winding up of Parker and this distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Bank Depositary in connection with the initial deposit of the serial preferred stock and any redemption of the serial preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of serial preferred stock upon surrender of depositary receipts, as may be expressly provided in the depositary agreement related to their accounts.

Withdrawal of Serial Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of serial preferred stock and all money and other property, if any, represented by those depositary shares. Fractional shares of serial preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of serial preferred stock to be withdrawn, the Bank Depositary will deliver to this holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of serial preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The Bank Depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the Bank Depositary and that we are required to furnish to the holders of serial preferred stock.

Neither the Bank Depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the Bank Depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or serial preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting serial preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The Bank Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Bank Depositary. Any such resignation or removal will take effect upon the appointment of a successor Bank Depositary and the successor’s acceptance of this appointment. The successor Bank Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF WARRANTS

General Description of Warrants

We may issue warrants for the purchase of debt securities, serial preferred stock or common shares. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

•	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Stock Warrants

The prospectus supplement relating to a particular issue of warrants to issue common shares or serial preferred stock will describe the terms of the common share warrants and serial preferred stock warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common shares or serial preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of common shares or serial preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants commence;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or common shares or shares of serial preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase our debt securities, serial preferred stock or common shares, the holder will not have any rights as a holder of our debt securities, serial preferred stock or common shares, as the case may be, by virtue of ownership of warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of common shares or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States:

•	to or through underwriters or dealers;

•	directly to purchasers, including our affiliates and shareholders;

•	in a rights offering;

•

in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act of 1933, or the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents; or

•	through a combination of any of these methods.

We may sell the securities from time to time:

•	in one or more transactions at a fixed price or prices that may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting agreement, we may retain a dealer-manager to manage a subscription rights offering for us.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us or the trusts at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Unless otherwise provided in the applicable prospectus supplement, Jones Day will pass upon the validity of our debt securities, common shares, serial preferred stock, depositary shares, warrants, stock purchase contracts and stock purchase units. Any underwriters may also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference to Parker-Hannifin Corporation’s Annual Report on Form 10-K, and the effectiveness of Parker-Hannifin Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated by reference herein. Such consolidated financial statements and financial statement schedule have been so incorporated by reference in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.

$2,375,000,000

Parker-Hannifin Corporation

$575,000,000 2.700% Senior Notes due 2024

$1,000,000,000 3.250% Senior Notes due 2029

$800,000,000 4.000% Senior Notes due 2049

Prospectus Supplement

Joint Book-Running Managers

Barclays (All Notes)	J.P. Morgan (All Notes)

HSBC (2049 Notes)	TD Securities (2029 Notes)	Wells Fargo Securities (2024 Notes)

Co-Managers*

HSBC	TD Securities	Wells Fargo Securities

Citigroup	KeyBanc Capital Markets	Mizuho Securities

PNC Capital Markets LLC	COMMERZBANK	Loop Capital Markets

MUFG	Lloyds Securities	UniCredit Capital Markets

*	Underwriters that are listed above as Joint Book-Running Managers for a particular series of notes are not also Co-Managers for that series.

June 5, 2019